**Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (“Agreement”) is made and entered into as of April 5, 2024 (the “Effective Date”) by and between Cineverse Terrifier LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Borrower”), on the one hand, and BondIt LLC, a limited liability company organized and existing under the laws of the State of California (“Lender”), on the other hand.

Reference is hereby made to the following:

A. Borrower or its Affiliate intends to provide a fully recoupable advance (the “Cineverse Advance”) to T3LLC (as defined below) pursuant to the Distribution Agreement (as defined below) in connection with a theatrical, feature-length motion picture currently entitled “Terrifier 3” (or whatever title such motion picture is now or may hereafter be known, the “Picture”) based on the original screenplay by the same name written by Damien Leone (the final draft of which being draft #10). Said screenplay and all prior and future drafts and versions thereof, are herein referred to as the “Screenplay.”

B. Borrower has requested that Lender lend and advance senior secured funds to Borrower in the amount of Three Million Dollars ($3,000,000) (the “Loan”) for use in the payment of the Cineverse Advance for the Picture, with the aggregate principal amount not to exceed Three Million Six Hundred Sixty Six Thousand Dollars ($3,666,000) (inclusive of the preceding amount and any other amounts advanced to Borrower hereunder, the “Commitment Amount”), which amount is inclusive of the Loan plus the Interest Fee and Set Up Fee (defined below).

C. Lender is willing to provide the Loan upon the terms and conditions herein contained and in consideration of the agreements, representations and warranties of Borrower hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.1
DEFINITIONS.
1.2
The following terms used in this Agreement, the Promissory Note (as defined below), or any certificate, report or other document or instrument made or delivered pursuant to this Agreement shall have the following meanings:
1.3
“Account Manager” means Freeway CAM B.V or any other collection account manager approved by Borrower and Lender.

1.4
“Actor Agreement” means the fully executed agreements for the acting services of Alexa Blair to play the role of “Mia,” Bryce Johnson to play the role of “Greg,” Elliot Fullam to play the role of “Jonathan,” Lauren LaVera to play the role of “Sienna Shaw,” and David Howard Thornton to the play the role of “Art the Clown” in form and substance reasonably acceptable to Lender.
1.5
“Affiliate / Affiliated Person” means any Person (as defined below) which directly or indirectly controls, is controlled by or is under common control with Borrower. For the purposes of this definition, “control” (including with corresponding meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.
1.6
“Agreement” means this Loan and Security Agreement as originally executed and as the same may hereafter from time to time be amended, supplemented, modified, extended, renewed or replaced.
1.7
“Assignment(s) of Proceeds” means a notice of assignment or direction to pay, between Borrower and Lender, and a notice of assignment or direction to pay between Lender, Borrower, and each of Borrower’s sub-distributors (if any), in form and substance approved by Lender, in its sole discretion, substantially in a form as set forth in Exhibit “A”, attached hereto and incorporated herein by this reference.
1.8
“Borrower” has the meaning specified in the introductory Section hereof.
1.9
“Borrower Account” collectively means account number ____________, held at East West Bank, ACH # 322070381, ABA # 026002561, SWIFT Code EWBKUS66, with the account name of EWB ITF CEC, and any other account maintained by Borrower and/or Parent into which the Loan for the Picture is to be advanced for the benefit of Borrower of which Borrower gives Lender prior written notice. The proceeds of the Loan made hereunder, except as otherwise provided in this Agreement, shall first be credited, in accordance with the applicable Borrowing Certificate, into the Borrower Account set forth on such Borrowing Certificate.
1.10
“Borrowing Certificate” has the meaning specified in Section 2.3 hereof.
1.11
“Budget” means the production budget for the Picture in the amount no less than Three Million Four Hundred Ninety Eight Thousand Two Hundred Eighty Three Dollars ($3,498,283), or as otherwise approved by Lender, attached hereto as Exhibit “B” and incorporated herein by this reference.
1.12
“Business Day” means any day other than a Saturday, Sunday or holiday scheduled by law for commercial banking institutions in the City of Los Angeles, California.
1.13
“CAMA” means the collection account management agreement, [dated as of the date hereof], among Lender, Borrower and Account Manager.
1.14
“Cash Flow Schedule” means the cash flow schedule for the Picture as approved by Lender.

1.15
“Certificate of Incumbency” has the meaning specified in Section 6.2.8 hereof.
1.16
“Chain-of-Title” means those documents which demonstrate ownership of and the right of T3LLC to produce, distribute, market and otherwise exploit the Picture and all ancillary and allied rights thereto throughout the universe in all media now existing or later developed (except for rights expressly reserved by third parties and approved by Lender in its sole discretion) and to grant the rights and evidence the rights to be granted to Borrower, Sales Representative, licensees, sub-distributors, and others.
1.17
“Cineverse Distribution Agreement” means the domestic distribution agreement among Borrower, Sales Representative, and T3LLC, dated as of June 28, 2023, as may from time be amended, amended and restated, supplemented or otherwise modified (all such amendments or modifications shall be subject to Lender approval).
1.18
“Collateral” has the meaning specified in Section 4.1 hereof.
1.19
“Collection Account” means account number __________, held at City National Bank, 400 North Roxbury Drive, 4th Floor, Beverly Hills, CA 90212, ABA # 122 016 066, SWIFT Code CINAUS6L, in the name of Stichting Freeway Custody RE: Terrifier 3. The Collection Account shall be managed by the CAMA.
1.20
“Commitment Amount” has the meaning specified in Recital B hereof.
1.21
“Condition(s) Precedent” has the meaning specified in Section 6 hereof.
1.22
“Copyright Mortgage(s)” means, collectively and individually, each copyright mortgage and assignment, executed, notarized and delivered by Borrower (and T3LLC, as applicable) in favor of Lender in accordance with the terms of this Agreement, substantially in a form as set forth on Exhibit “C”, attached hereto and incorporated herein by this reference.
1.23
“Corporate Financial Documents” means the audited financial statements of Parent for each of the fiscal years ending March 31, 2022 and March 31, 2023.
1.24
“Default Interest” has the meaning specified in Section 2.8.1.
1.25
“Delivery” shall mean the delivery to the Distributor of all physical and technical elements of the Picture subject to the terms of the Distribution Agreement.
1.26
“Director Agreement” means the executed agreement for the directing services of Damien Leone (“Director”) in form and substance approved by Lender.
1.27
“Distribution Agreement(s)” means, collectively and individually, the Cineverse Distribution Agreement and each sub-distribution agreement in the Domestic Territory, between Parent and a sub-distributor, now or hereafter entered into, pursuant to which the Borrower has been granted by Licensor, sold, conveyed, licensed, sub-licensed, leased, sub-leased, or otherwise transferred rights with respect to the distribution, sub-distribution, sale, rental, lease, sub-lease, licensing, sub-licensing, exhibition, telecast, broadcast, transmission (including, without limitation, by way of satellite or cable) or other use, exploitation or disposition of the Picture or any elements thereof and/or the copyright in any of the foregoing or any part thereof in any media existing now or in the future and in any territory specified therein (including, without limitation, motion picture, television, “home video” and all other audio-visual device rights, merchandising and commercial tie-ups, novelization and publishing rights, trailer rights, and all other allied, incidental, ancillary, and subsidiary rights), and any permitted amendments, modifications and supplements thereto.
1.28
“Distributor(s)” shall mean Borrower and any of its sub-distributors.
1.29
“Dollars” or “$” means the legal currency of the United States.
1.30
“Domestic Territory” shall mean the United States of America and Canada and all of their respective territories, possessions, commonwealths, protectorates, trusteeships and associated states (including, without limitation, Puerto Rico, the U.S. Virgin Islands, Guam, Saipan, American Samoa and the Caroline Islands, Micronesia, Palau, Midway Island, Baker Island, Marshall Islands, Northern Marianas, Wake Island), all diplomatic posts and military and government installations flying the flag of the foregoing territories, wherever located, but excluding all airlines, ships and oil rigs worldwide.
1.31
“Event of Default” has the meaning specified in Section 9.1 hereof.
1.32
“Excluded Taxes” means (a) Taxes imposed on Lender’s income or measured by the overall net income or gross receipts of Lender, (b) franchise Taxes imposed on it by the jurisdiction under the laws of which Lender is organized or any political subdivision thereof and (c) U.S. federal withholding Taxes imposed on amounts payable to for the account of Lender, except to the extent that, pursuant to Section 3.5, amounts with respect to such Taxes were payable either to Lender’s assignor immediately before Lender became a party hereto.
1.33
“Expiration Date” has the meaning specified in Section 2.5 hereof.
1.34
“Extension Interest” has the meaning specified in Section 2.8.1 hereof.
1.35
“Extension Period” has the meaning specified in Section 2.7 hereof.
1.36
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supranational bodies such as the European Union or the European Central Bank).
1.37
“Gross Receipts” has the meaning specified in Section 4.1.1 hereof.
1.38
“Guild(s)” means SAG-AFTRA.

1.39
“Indebtedness” means all Obligations, contingent and otherwise, of Borrower to Lender hereunder, under the Promissory Note and under the other Loan Documents (as defined below), including, without limitation, the Loan, without duplication any additional funding advanced by Lender to Borrower in connection with the Loan (such amounts to be advanced in Lender’s sole discretion), the Interest Fee, the Extension Interest, the Legal Fee, the Set Up Fee, interest on any additional funding advanced hereunder, the Default Interest on all of the foregoing (if any), and all other unpaid fees, accrued interest, costs and expenses Borrower is obligated to pay Lender hereunder or thereunder, and any other obligations secured by the Promissory Note.
1.40
“Indemnified Taxes” means Taxes other than Excluded Taxes.
1.41
“Intercreditor Agreement” means that certain intercreditor agreement, dated as of the date hereof, among Parent, Borrower, Lender, and East West Bank granting Lender a first priority security interest in the Collateral and the consent from East West Bank regarding Borrower entering into this Agreement and related matters.
1.42
“Interest Fee” has the meaning specified in Section 2.8.1.
1.43
[Reserved].
1.44
“Legal Fee” has the meaning specified in Section 2.4 hereof.
1.45
“Lender” has the meaning specified in the introductory paragraph hereof.
1.46
“Lender Account” means account number ____________, held at Wells Fargo Bank, 1300 4th St. – 1st Floor. Santa Monica, CA 90401, ABA # 121000248, SWIFT Code WFBIUS6S, in the name of BondIt LLC, and any other bank account of Lender as may be provided by Lender to Borrower from time to time in writing.
1.47
“Lender Royalties” has the meaning specified in Section 2.9 hereof.
1.48
“Licensor” means collectively T3LLC and Sales Representative.
1.49
“Limited Guaranty” means the Limited Guaranty, dated as of the date hereof, by and between Parent and Lender pursuant to which Parent shall guarantee up to a total amount of One Million Five Hundred Thousand Dollars (US$1,500,000) of the Obligations (which, for the avoidance of doubt, shall not include Royalties Payments which may become due pursuant to Section 2.9 following the Payment in Full of the Obligations), in a subordinate first loss position, subject to the occurrence of certain conditions set forth therein.
1.50
“Literary Property” shall have the meaning specified in Section 4.1.1.1.
1.51
“Loan” has the meaning specified in Recital B.
1.52
“Loan Documents” means, collectively, this Agreement, the Limited Guaranty, the Promissory Note, the Power of Attorney, the Assignment(s) of Proceeds, the Copyright Mortgage, the

Borrowing Certificate, a UCC-1 Financing Statement, the Intercreditor Agreement, the CAMA, and all other documents, instruments and agreements entered into in connection with this Agreement, all as amended, restated, amended and restated, modified, supplemented or extended from time to time.
1.53
“Material Adverse Effect” means any change or effect that: (a) has a material and adverse effect upon the operations, business, properties, assets, liabilities (actual or contingent), financial conditions or prospects of Lender and/or its respective Affiliates; (b) materially impairs the legal right, power or authority of Lender and/or its respective Affiliates to perform their respective obligations under this Agreement or the Loan Documents to which they are a party; (c) materially impairs the ability of Lender and/or its respective Affiliates to perform their respective obligations under this Agreement or any Loan Documents to which they are a party; (d) materially impairs the legality, validity, binding effect or enforceability of, or materially impairs the rights, remedies and benefits available to Lender under this Agreement or any of the Loan Documents; (e) has a material adverse effect on the amount of revenue to be received by the Borrower (or the anticipated time of receipt of such revenue) to be used to satisfy the Obligations in an amount that materially and adversely affects the ability of the Borrower to repay the Obligations when due; (f) results in the Security Interest not being a first priority, perfected Lien in the Collateral subject only to Permitted Encumbrances; or (g) has or would reasonably be expected to have, as determined in Lender’s reasonable discretion, a material adverse effect on (1) the truth of Borrower’s representations and warranties hereunder, (2) the satisfaction of any Condition Precedent, or (3) Borrower’s ability to distribute or exploit the Picture in accordance with the Cineverse Distribution Agreement or the requirements of any Distribution Agreement.
1.54
“Maturity Date” has the meaning specified in Section 2.7 hereof.
1.55
[Reserved].
1.56
“Notice to Insurer” means a Notice to Insurer of even date herewith from Lender, in a form approved by Lender, pursuant to which the insurance companies identified therein receive notice of Lender’s security interest in the insurance policies obtained by Borrower or Licensor pursuant to Section 7.10 hereof.
1.57
“Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and indebtedness owing by Borrower or any of its assignees, to Lender in connection with the Picture, whether arising under this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest (including interest which accrues prior to and after the initiation of insolvency proceedings, whether or not allowed), reasonable charges, expenses, fees and outside attorneys’ fees, filing fees, all amounts owing to Lender under any interest rate swap, foreign exchange contract, interest rate agreement, currency swap agreement, interest rate cap, collar, option, or any other similar interest rate protection agreement or arrangement between Borrower and Lender (or any of their Affiliates, whether Lender ceases to be a party to this Agreement or not), on the other hand, or similar agreements heretofore or hereafter entered into between Borrower and Lender (or any of its Affiliates), and any other sums chargeable to Borrower hereunder or under any of the other Loan Documents.

1.58
“Paid in Full” or “Payment in Full” means the indefeasible payment in full of the Obligations (other than any inchoate Obligations).
1.59
“Parent” means Cineverse Corp.
1.60
“Payment Cap” has the meaning specified in Section 2.9 hereof.
1.61
“Permitted Encumbrances” means (1) with regard to Borrower: (a) the lien of Lender under this Agreement and the other Loan Documents, and (b) the first position lien of East West Bank, subject to the Intercreditor Agreement; and (2) with regard to the Collateral, as applicable: (a) any claim, charge, encumbrance, or lien of a laboratory provided for under any lab pledgeholder agreement applicable to the Picture (in form and substance reasonably approved by Lender), provided such liens, charges and encumbrances (i) occur in the ordinary course of making the Picture, (ii) are for an aggregate amount which does not at any time exceed the sum of Twenty Five Thousand Dollars (US$25,000), and (iii) are security for amounts that, at the time the lien is granted, are not yet due and payable or are being contested in good faith, (b) the rights granted to the Guilds pursuant to any intercreditor agreements (in which Lender agrees to subordinate its lien and rights in the Picture to the Guilds, respectively, pursuant to the terms thereof), and (c) mechanics, workmen’s, materialman’s and repairmen’s liens, provided such liens (i) arise from claims arising in the ordinary course of business, (ii) are for an aggregate amount which does not at any time exceed the sum of Twenty Five Thousand Dollars (US$25,000), and (iii) arise from claims which are not in default or are being contested in good faith.
1.62
“Person” means any natural person, entity, corporation, company, association, partnership, limited liability company, joint venture, association, joint stock company, unincorporated organization, trust, individual (including personal representatives, executors and heirs of a deceased individual), nation, state, government (including governmental agencies, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator.
1.63
“Physical Property” shall have the meaning specified in Section 4.1.1.2.
1.64
“Picture” has the meaning specified in Recital A hereof.
1.65
“Power of Attorney” means the power of attorney, dated as of the date hereof executed, notarized and delivered by Borrower in favor of Lender in accordance with the terms of this Agreement.
1.66
“Proceeds” means all sums payable to or for the benefit of Borrower from any source, including, without limitation, proceeds derived from licensing, sale and exploitation of the domestic distribution rights and other related rights of the Picture granted to Borrower in the Cineverse Distribution Agreement.
1.67
“Producer Agreements” means the agreements for the producing services of all of the producers for the Picture.
1.68
“Production Schedule(s)” means, collectively and individually, the pre-production, production, and post-production schedule(s) for the Picture, in form and substance satisfactory to Lender.

1.69
“Promissory Note” has the meaning specified in Section 2.6 hereof.
1.70
“Royalties” means the Net Proceeds (as such term is defined in the Cineverse Distribution Agreement) retained by Borrower pursuant to the Cineverse Distribution Agreement or any other agreement related to the Picture.
1.71
“SAG-AFTRA” means the Screen Actors Guild-American Federation of Television and Radio Artists.
1.72
“Sales Representative” means The Coven, a French SASU, or any replacement sales agent.
1.73
“Sales Representation Agreement” means that certain sales representation agreement between T3LLC and Sales Representative with respect to the sale of the Picture.
1.74
“Screenplay” has the meaning specified in Recital A hereof.
1.75
“Security Interest” means a valid first priority security interest in the Collateral, subject to the Permitted Encumbrances.
1.76
“Set Up Fee” has the meaning in Section 2.2 hereof.
1.77
“Taxes” has the meaning set forth in Section 3.5.1.
1.78
“T3LLC” means Terrifier 3 LLC.
1.79
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of California or any other state the laws of which are required to be applied in connection with the issue and perfection of the Security Interest. Terms defined in the UCC which are not otherwise defined in this Agreement are used herein as defined in the UCC.
1.80
“Uniform Commercial Code Financing Statement” has the meaning specified in Section 4.2 hereof.
2.
AGREEMENT TO LEND; LENDER SERVICES.
2.1
Commitment. Subject to the terms and conditions of this Agreement, following execution and delivery of the Loan Documents to Lender, and the satisfaction of the Conditions Precedent (as defined below), and further subject to there not existing any uncured Events of Default (as defined below), Lender hereby agrees to advance the Loan to the Borrower Account maintained by Borrower in an amount equal to the Loan in accordance with Section 2.3 hereof within one (1) Business Day of (a) full execution of all Loan Documents and (b) Lender’s approval of all Conditions Precedent.
2.2
Set Up Fee. Borrower shall pay to Lender a set-up fee equal to ** Dollars ($**) (the “Set Up Fee”), which Set Up Fee shall be withheld from the Loan and applied against the Commitment Amount. Such Set Up Fee shall be deemed earned upon advance of the first portion of the Loan.

2.3
Borrowing Certificate. Subject to the last sentence of this Section 2.3, Borrower shall give Lender not less than three (3) Business Days prior written notice (unless waived or otherwise agreed by Lender) of such request for disbursement, specifying in such notice the desired amount and proposed date of such disbursement of the Loan. Such notice shall be sent to Lender by first class overnight mail, messenger, or e-mail. The request for any portion of the Loan shall be accompanied by a certificate (“Borrowing Certificate”) in the form of Exhibit “D”, attached hereto and incorporated herein by this reference, executed by an authorized officer of Borrower, whose signature appears on the Certificate of Incumbency. Subject to the other provisions hereof, and provided that no Event of Default has occurred hereunder (unless such Event of Default has been cured within the applicable time period, if any, expressly permitted hereunder), the disbursement of any portion of the Loan shall be made by Lender on the date and in the amount set forth in the Borrowing Certificate by deposit of the same, in immediately available funds, into the Borrower Account (or the account of a third party as approved by Lender and Borrower).
2.4
Legal Fees. Borrower shall pay Lender a legal fee deposit in the amount of Twenty Thousand Dollars ($20,000) (the “Legal Fee”). Following the date hereof, to the extent Lender incurs any legal costs, fees, or expenses (which in each case shall be reasonable) above the foregoing amounts in connection with the administration of the Agreement, such amounts shall be immediately payable by Borrower upon request of Lender or Lender may, at Lender’s sole discretion and with Borrower’s prior approval, advance such additional costs, fees, and/or expenses by way of additional funding, or include such excess Legal Fee as part of the Obligations. Such Legal Fee is in addition to any other payments to Lender expressly provided for hereunder and shall not be credited against or applied to any other sums payable to Lender hereunder or under any other Loan Document.
2.5
[Reserved]
2.6
Promissory Note. Upon closing of the Loan and prior to Lender making a disbursement any portion of the Loan to Borrower hereunder, as a condition thereof, Borrower shall execute in favor of Lender and deliver to Lender a promissory note (the “Promissory Note”), in the form of Exhibit “E” hereto, in the principal sum equal to the Commitment Amount. Lender shall maintain an account or accounts evidencing the Indebtedness of Borrower to Lender hereunder, including any amounts of principal and interest payable and paid to Lender from time-to-time hereunder. The entries made in such account or accounts shall be prima facie evidence of the existence and amounts of the obligations recorded therein, absent manifest error; provided that the failure of Lender to maintain any such account or any error therein shall not in any manner affect the obligation of Borrower to pay the Indebtedness in accordance with the terms of this Agreement.
2.7
Repayment. The Indebtedness shall be immediately due and payable on or before the earlier of (a) April 1, 2025 (the “Maturity Date”) and (b) the date on which payment is accelerated by Lender under the terms of this Agreement as a result of the occurrence of an Event of Default (unless such Event of Default has been cured within the applicable time period, if any, expressly permitted hereunder). Notwithstanding the foregoing, in the event Borrower is unable to repay the Obligations in full by the Maturity Date, Lender and Borrower hereby agree to extend the Maturity Date by one hundred twenty (120) days (“Extension Period”), subject to the Extension Interest set forth in Section 2.8 below. For clarity, solely in the event that Borrower is unable to repay the Indebtedness by the Maturity Date set forth above, the Extension Period may extend the Maturity Date up to August 1, 2025. For the avoidance of doubt, Borrower has not triggered an Event of Default for payment latency until the Maturity Date (as and if extended as set forth herein) has surpassed. The Commitment Amount shall be paid to Lender by Borrower in accordance with the Assignment of Proceeds executed in connection therewith, subject to the terms thereof. For clarity, until the Obligations are Paid in Full, all Proceeds received by or credited to Borrower shall be paid to the Collection Account for the benefit of Lender.
2.8
Interest on the Loan.
2.8.1
Interest Fee; Extension Interest; Default Interest Rate.
2.8.1.1
The unpaid Obligations shall bear no interest until the Maturity Date other than an interest advance equal to Five Hundred Seventy Six Thousand Dollars ($576,000) (the “Interest Fee”), which Interest Fee shall be deemed earned upon the first advance of any portion of the Loan. In the event that the Maturity Date is extended pursuant to Section 2.7 above, from and after the original Maturity Date, the then unpaid Obligation shall bear extension interest (“Extension Interest”) at a rate equal to one point forty four percent (1.44%) per month (compounding monthly) until earlier of (i) the full, irrevocable payment of the Obligations, and (ii) the end of the Extension Period. The Extension Interest for each month during the Extension Period shall be considered earned on the first day of each month following the Maturity Date (i.e., the first month of Extension Interest shall be owed to Lender on May 1, 2025, with further Extension Interest being added as set forth herein on the first day of each subsequent month). Provided that from and after the end of the Extension Period or the occurrence and continuation of an Event of Default (and without constituting a waiver of such Event of Default), the unpaid Obligation shall bear interest (“Default Interest”) at a rate equal to three percent (3%) per thirty (30) days (compounding monthly) until the Obligation is Paid in Full (if after the Maturity Date) or the Event of Default has been cured, including, for clarity and without limitation, compounding on any unpaid balance that begins accruing after any Repayment Date for any corresponding insufficient Repayment Amounts. All Default Interest provided for in this Section 2.8.1 is payable on demand.
2.8.2
Maximum Rate. If the provisions of this Agreement or the Promissory Note would at any time otherwise require payment to Lender of an amount of interest in excess of the maximum amount then permitted by the law applicable to the Loan (“Maximum Amount”), such interest payments shall be reduced to the extent necessary so as to ensure that Lender shall not receive interest in excess of such Maximum Amount.
2.9
Royalties. After the Obligations are Paid in Full, Lender shall then receive fifteen percent (15%) of all Royalties (the “Lender Royalties”) pursuant to the Cineverse Distribution Agreement, until Lender has irrevocably received one and three fourths times (1.75x) the Commitment Amount plus one and three fourths times (1.75x) any Extension Interest (as applicable), the total of which, excluding Lender Royalties, shall not exceed $** if the Obligations are repaid within sixteen 16 months (the “Payment Cap”) (i.e., Lender shall be entitled to up to $** in total between the Lender Royalties and Payment Cap, excluding Default Interest, if any). For the avoidance of doubt, the Payment Cap shall be inclusive of the fully repaid Obligations including the Commitment Amount (plus any Extension Interest, as applicable). The Lender Royalties shall be paid in the same manner as and contemporaneously with the Royalties as set forth in the Cineverse Distribution Agreement and shall be paid to the Collection Account for the benefit of Lender. For the avoidance of doubt, Borrower’s obligation to the pay the Lender Royalties shall be contingent on Borrower’s actual receipt of Royalties and the Lender Royalties shall not be considered a portion of the Indebtedness.
2.10
Manner of Payment.
2.10.1
Time and Place of Payment; Notice of Payment. Any and all Obligations payable by Borrower pursuant to this Agreement, the Promissory Note and any other Loan Document (including, without limitation, the Commitment Amount, Extension Interest, if any, and Default Interest, if any), shall be made to Lender in same day funds, without defense, setoff or counterclaim, to the Collection Account, for the benefit of Lender. Each payment by Borrower shall be made not later than 1:00 P.M. (Pacific time) on the date such payment is due and shall be deemed to have been paid by Borrower to Lender two (2) Business Days after receipt thereof into such account. Any payment received by Lender after such time on the date payment is received shall be deemed to have been paid by Borrower to Lender three (3) Business Days after receipt thereof into such account.
2.10.2
Payments on Non-Business Days. Whenever any payment to be made pursuant to this Agreement, the Promissory Note or any other Loan Document shall be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall not be included in the computation of the payment of Default Interest pursuant to this Agreement, the Promissory Note or any other such Loan Document. In the event the day upon which payment is due is not a Business Day, but is a day of the month after which no further Business Day occurs in that month, then the due date thereof shall be the next preceding Business Day.
2.10.3
Payment in Dollars. Any and all Obligations payable by Borrower pursuant to this Agreement, the Promissory Note or any other Loan Document (including, without limitation, the Commitment Amount, Extension Interest, if any, and Default interest, if any): (i) shall be dischargeable only by payment in Dollars regardless of any law, rule, regulation or statute, whether now or hereafter in existence or in effect in any jurisdiction which affects or purports to affect such obligation, and (ii) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted by Lender to any currency other than the full amount of Dollars expressed to be payable in respect of the principal, interest, fees, costs, expenses (including reasonable legal fees) and all other amounts payable by Borrower pursuant to this Agreement. The obligation of Borrower to make payments in Dollars as aforesaid shall be enforceable as an alternative or additional cause of action (which shall survive the termination of this Agreement) for the purpose of recovery in Dollars in the amount (if any) by which such actual receipt shall fall short of the full amount of Dollars expressed to be payable in respect of the principal, interest, fees, costs, expenses (including legal fees) and all other amounts payable by Borrower pursuant to this Agreement, and shall not be affected by judgment being obtained for any other sums due under this Agreement, the Promissory Note or any other Loan Document.
2.10.4
Voluntary Prepayments. Borrower shall have the right at any time and from time to time, to prepay, in full or in part, without penalty or premium, the Obligations. Borrower shall give

Lender written notice of Borrower’s intention to make the prepayment, specifying the date and amount of prepayment and the amount of the Commitment Amount being repaid. The Obligations shall be reduced by the amount of any such prepayment hereunder, provided any such prepayment shall not waive Lender’s right to retain the Set Up Fee, and all interest payable through the Maturity Date advanced as part of the Interest Fee as set forth in Section 2.8.1 above.
3.
PAYMENT OF OBLIGATION.
3.1
Payment of the Proceeds; Payment Under Distribution Agreements. Until such time as the Obligations are Paid in Full, Borrower shall, and shall cause sub-distributors to, pay all Proceeds derived from Distributor and the Distribution Agreement and all other Proceeds received by Borrower in Dollars, to the Collection Account, for the benefit of Lender. If any third party shall pay any such sums derived from the Distribution Agreement and/or Domestic Territory to Borrower, Licensor or any other Person, Borrower, Licensor or such other Person shall receive such sums as trustee for Lender and promptly upon receipt thereof shall remit such sums (or cause such sums to be remitted) to Lender. No Proceeds shall be credited against the Indebtedness until such funds are received in the Lender Account in United States Dollars.
3.2
Application of Payments. Until such time as the Obligations are Paid in Full, all amounts paid into the Collection Account for the benefit of Lender or otherwise paid to Lender under the terms of this Agreement or any other Loan Document shall be applied by Lender to reduce the Indebtedness in the following priority: (i) first, to the payment of the amounts payable to Lender in reimbursement of its costs and expenses pursuant to Sections 7.5 and 7.7 hereof to the extent the same are not duly and timely paid to Lender as required by Sections 7.5 and 7.7 hereof; (ii) second, to the payment of Default Interest, if any; and (iii) third, the payment of the remaining Obligations to Lender.
3.3
Enforcement by Borrower. Borrower, at its own expense, shall promptly make collection, and take all reasonable legal action necessary to enforce collection, of all Proceeds which are due and payable from Distributor and/or sub-distributors pursuant to Cineverse Distribution Agreement and/or Distribution Agreements and shall remit all sums so collected to the Collection Account for the benefit of Lender in accordance with the terms of this Agreement.
3.4
Collection Account. Borrower shall establish the CAMA for the Collection Account in connection with the Picture, and Lender and the Account Manager shall be made a party thereto, which collection account shall be pre-approved by Lender in writing.
3.5
Taxes.
3.5.1
Any and all payments (including payments of principal, interest and all fees) by Borrower hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (collectively, “Taxes”), other than Excluded Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to Lender, (i) Borrower shall make such deductions and (ii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If such Taxes are Indemnified Taxes, the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) Lender receives an amount equal to the sum it would have received had no such deductions been made.
3.5.2
In addition, Borrower shall pay any present or future stamp or documentary Taxes or any other excise or property Taxes which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as “Other Taxes”).
3.5.3
Borrower will indemnify Lender for the full amount of Indemnified Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.5) paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date Lender makes written demand therefor. Lender shall, at the time of any written demand for indemnification under this Subsection 3.5.3, provide to Borrower a receipt for, or other evidence of the payment of, the Taxes or Other Taxes for which indemnification is sought.
3.5.4
Within thirty (30) days after the date of any payment of Taxes, Borrower will furnish to Lender, at its address set forth on the signature page of this Agreement, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder with respect to which a claim for indemnity has been made hereunder, Borrower will furnish to Lender, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to Lender, in either case stating that such payment is exempt from or not subject to Taxes.
3.5.5
Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 3.5 shall survive the payment in full of principal and interest hereunder.
4.
SECURITY FOR LOAN.
4.1
Security Interest. As security for the full, timely and indefeasible repayment of the Obligations, and for the full and timely payment, performance and discharge by Borrower of all of the terms and conditions of this Agreement and of the other Loan Documents, Borrower hereby irrevocably, unconditionally and absolutely grants to Lender a first priority Security Interest pursuant to Article 9 of the California Uniform Commercial Code (which, for clarity, shall be subject to the Permitted Encumbrances), in and to all of Borrower’s assets (whether now owned or hereafter acquired) in connection with the Picture (including, without limitation all right, title and interest therein), tangible and intangible, including, without limitation, all Proceeds derived from the Distribution Agreements in connection with the Picture and all of Borrower’s right, title and interest in and to (the following collectively with all assets pledged pursuant to the other Loan Documents, proceeds, rights, accounts receivable, cash accounts, future proceeds, and virtually any other asset relating to the Picture collectively, the “Collateral”) including, but not limited to (in each case, solely to the extent owned or hereafter acquired by Borrower):
4.1.1
Film Collateral. The rights of Borrower under the Cineverse Distribution Agreement with respect to the Picture, and all properties and things of value pertaining thereto, and all products and proceeds thereof, whether now in existence or hereafter made, acquired or produced (as used in this Section, the term the “Picture” shall mean and include the Picture, all of the aforesaid rights and the rights of Borrower set forth in Sections 4.1.1.1 through 4.1.1.16 below), including, without limitation:
4.1.1.1
All rights of every kind and nature (including, without limitation copyrights) in and to the literary material upon which, in whole or in part, the Picture is or may be based, or which may be or has been used or included in the Picture, including, without limitation, the Screenplay and all other scripts, scenarios, screenplays, bibles, stories, treatments, novels, outlines, books, titles, concepts, manuscripts or other properties or materials of any kind or nature, in whatever state of completion and all drafts, versions and variations thereof (all of the foregoing herein collectively referred to as the “Literary Property”);
4.1.1.2
All physical properties of every kind or nature of or relating to the Picture and all versions thereof, including, without limitation, all physical properties relating to the delivery, exhibition, distribution or other exploitation of the Picture, and all versions thereof or any part thereof, including, without limitation, the Literary Property, exposed film, developed film, positives, negatives, prints, answer prints, special effects, pre-print materials (including interpositives, negatives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, and all other forms of pre-print elements which may be necessary or useful to produce prints or other copies or additional pre-print elements, whether now known or hereafter devised), soundtracks, recordings, audio and video tapes and discs of all types and gauges, cutouts, trims and any and all other physical properties of every kind and nature relating to the Picture in whatever state of completion, and all duplicates, drafts, versions, variations and copies of each thereof (all of the foregoing herein collectively referred to as the “Physical Property”);
4.1.1.3
All rights of every kind or nature in and to any and all music and musical compositions created for, used in or to be used in connection with the Picture, including, without limitation, all copyrights therein and, to the extent owned or acquired by Borrower, all rights to perform, copy, record, re-record, produce, reproduce and/or synchronize any or all music and musical compositions, as well as all other rights to exploit such music including record, soundtrack recording and music publishing rights (and to the extent such rights are assigned to a third party, Borrower will cause such third party to execute a non-disturbance letter in form and substance approved by Lender);
4.1.1.4
All collateral, allied, ancillary, subsidiary, publishing and merchandising rights of every kind and nature, without limitation, derived from,

appurtenant to or related to the Picture or the Literary Property, including, without limitation, all exploitation rights by use of film, tape or any other recording devices now known or hereafter devised, whether based upon, derived from or inspired by the Picture, the Literary Property or any part thereof all rights to use, exploit and license others to use or exploit any and all novelization, publishing, commercial tie-ups and merchandising rights of every kind and nature, including, without limitation, all novelization, publishing, merchandising rights and commercial tie-ups arising out of or connected with or inspired by the Picture or the Literary Property, the title or titles of the Picture, the characters appearing in the Picture or said Literary Property and/or the names or characteristics of said characters, and including further, without limitation, any and all commercial exploitation in connection with or related to the Picture and/or the Literary Property;
4.1.1.5
All rights of every kind or nature, present and future, in and to all agreements relating to the exploitation of the Picture, including, without limitation, all agreements for personal services, including the services of writers, directors, cast, producers, special effects personnel, animators, cameramen and other creative artistic and technical staff and agreements for the use of studio space, equipment, facilities animation services, special effects services and laboratory contracts;
4.1.1.6
All insurance and insurance policies heretofore or hereafter obtained in connection with the Picture obtained by Borrower or in which Borrower has been named a loss payee or the insurable properties thereof and/or any person or persons engaged in the exploitation of the Picture and proceeds thereof;
4.1.1.7
All rights to release, sell, distribute, subdistribute, lease, sublease, market, license, sublicense, exhibit, broadcast, reproduce, publicize or otherwise exploit the Picture as provided to Borrower in the Cineverse Distribution Agreement and any and all rights therein in perpetuity, without limitation, in any manner and in any media whatsoever throughout the universe, including without limitation, by projection, radio, all forms of television (including, without limitation, free, pay, toll, cable, sustaining, subscription, sponsored and direct satellite broadcast), in theatres, non-theatrically, on cassettes, cartridges, discs and other similar and dissimilar video devices, and by any and all other scientific, mechanical or electronic means, methods, processes or devices now known or hereafter conceived, devised or created;
4.1.1.8
All right, title and interest in and to the Distribution Agreements, and all other agreements of any kind or nature licensing, granting or selling rights to distribute, broadcast, exhibit or otherwise exploit the Picture or rights therein, including, without limitation, any and all rights to the extent owned or controlled by Borrower, relating to merchandising, publishing, music and phonorecords derived from or connected with the Picture, and the proceeds of all of said agreements;
4.1.1.9
All rights of Borrower pursuant to the Cineverse Distribution Agreement of any kind or nature, direct or indirect, to release, sell, distribute, subdistribute, lease, sublease, market, license, sublicense, exhibit, broadcast, transmit, reproduce, publicize, or otherwise exploit the Picture, or any rights in the Picture, including, without limitation, pursuant to any agreements between Borrower and any company controlling, controlled by, or under common control with Borrower (each, a “Subsidiary”) which relate to the distribution of the Picture;
4.1.1.10
All contract rights and general intangibles and all rights in, to and under all security agreements leases and other contracts securing or otherwise relating to any such contract rights and general intangibles, which grant to any Distributor any right to acquire, release, sell, distribute, subdistribute, lease, sublease, market, license, sublicense, exhibit, broadcast, transmit, reproduce, publicize, or otherwise exploit the Picture or any rights in the Picture including, without limitation, all such rights pursuant to agreements between Borrower and any Subsidiary which relate to the distribution of the Picture;
4.1.1.11
All rent, revenues, income, compensation, products, increases, proceeds and profits or other property obtained or to be obtained from the sale, distribution, marketing, licensing, exhibition, reproduction, publication, exploitation or other uses or disposition of the Picture and the Literary Property (or any rights therein or part thereof) pursuant to the Cineverse Distribution Agreement, in any and all media, without limitation, the properties thereof and of any collateral, allied, ancillary and subsidiary rights and any and all merchandising and publishing rights therein and thereto, and amounts recovered as damages by reason of unfair competition, breach of any contract or infringement of any rights or derived therefrom in any manner whatsoever including, without limitation, all monies standing to the credit of the Collection Account (all of the foregoing herein collectively referred to as the “Gross Receipts”);
4.1.1.12
Any and all accounts of Borrower, including the Collection Account, accounts receivable, general intangibles, contract rights, chattel paper, documents, instruments and goods, including inventory (as those terms are defined in the UCC), not elsewhere included in this definition, which may arise in connection with the sale, distribution or exploitation of the Picture or any element thereof, including, without limitation, all general intangibles constituting rights to receive the payment of money or other valuable consideration, all receivables and all other rights to receive the payment of money including, without limitation, under present or future contracts or agreements (whether or not earned by performance), from the sale, distribution, exhibition, disposition, leasing, subleasing, licensing, sublicensing and other exploitation of the Picture or the Literary Property or any part thereof or any rights therein or related thereto in any medium, whether now known or hereafter developed, by any means, method, process or device in any market including, without limitation, all of Borrower’s right, title and interest in, to and under the Distribution Agreements, and any other existing or future agreements for the distribution or other exploitation of the Picture, as the same may presently exist or hereafter from time to time come into existence, be amended, renewed, modified, supplemented, extended or replaced, including Borrower’s rights to receive payments thereunder, and all other rights to receive film rentals, license fees, distribution fees, royalties and other amounts of every description including, without limitation, from (i) theatrical exhibitors, nontheatrical exhibitors, television networks and stations and airlines, cable television systems, pay television operators, whether on a subscription, per program charge basis or otherwise, and other exhibitors, (ii) distributors, subdistributors, lessees, sublessees, licensees and sublicensees (including any Affiliated Person) and (iii) any other Person or entity that distributes, exhibits or exploits the Picture or the Literary Property or elements or components of the Picture or the Literary Property or rights relating thereto;
4.1.1.13
Any and all of Borrower’s documents, receipts or books and records, including, without limitation, documents or receipts of any kind or nature issued by any pledgeholder, warehouseman or bailee with respect to the Picture or any element thereof;
4.1.1.14
All proceeds, products, additions and accessions (including insurance proceeds) of the Picture pursuant to the Cineverse Distribution Agreement, as defined and referred to in Sections 4.1.1.1 through 4.1.1.13 above;
4.1.1.15
All funds in or to be credited to the Collection Account into which the proceeds of the Loan made shall be or shall have been credited; and
4.1.1.16
All rights of any nature with regard to any and all types of exploitation of the Picture, and all ancillary and neighboring rights thereto, including, without limitation, in or in connection to blockchain technology, non-fungible tokens, and/or the metaverse.
4.1.2
Personal Property. The rights of Borrower under the Cineverse Distribution Agreement with respect to the following Picture-related personal property, and the proceeds thereof: (i) all of Borrower’s rights in and to the title of the Picture and the exclusive use thereof including (without limitation) any and all rights protected pursuant to trademark, service mark, unfair competition and/or other laws, rules or principles of law or equity and (ii) all inventions, processes, formulae, licenses, patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, logos, indicia, corporate and company names, business source or business identifiers and renewals and extensions thereof, domestic and foreign, relating to the Picture, and the accompanying good will and other like business property rights, and the right (but not the obligation) to register claim under trademark or patent and to renew and extend such trademarks or patents and the right (but not the obligation) to sue in the name(s) of Borrower and/or Lender for past, present or future infringement of trademark or patent; and
4.1.3
Cash Equivalents. All cash and cash equivalents of Borrower derived from or relating to the Picture and all drafts, checks, certificates of deposit, notes, bills of exchange and other writings which evidence a right to the payment of money and are not themselves security agreements or leases and are of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment whether now owned or hereafter acquired (all such drafts, checks, certificates of deposit, notes, bills of exchange and other writings, whenever acquired, collectively are called “Instruments”); and

4.1.4
Proceeds. The Proceeds (including all property and/or assets converted or substituted for such Proceeds); and
4.1.5
Assignment of Proceeds. Lender shall be issued an Assignment of Proceeds signed by Borrower and each sub-distributor (as applicable) confirming the release of all funds herein to Lender going forward until all obligations are fulfilled.
4.1.6
To the extent not included in the items described in Sections 4.1.1 through 4.1.5 above, all accounts, contract rights, general intangibles, documents, instruments, chattel paper, goods, inventory and equipment (as such terms are defined in the UCC) now owned or hereafter acquired by Borrower, in connection with the Picture, and the proceeds and products thereof.
4.2
Perfection of Security Interest. Concurrently with the execution of this Agreement, Borrower hereby authorizes Lender to file the appropriate financing statement(s) in the applicable jurisdictions under the UCC (“Uniform Commercial Code Financing Statement(s)”) and Borrower shall execute and deliver or cause to be executed and delivered to Lender any and all other instruments which Lender may reasonably request from time to time to perfect Lender’s Security Interest hereunder and to effectuate the purposes and intent hereof, including, without limitation, the Copyright Mortgage.
4.3
Permitted Encumbrances. For purposes of clarity, Lender’s rights with respect to the Collateral are, and Lender hereby acknowledges that such rights are, subject to the Permitted Encumbrances.
4.4
Release of Security Interest. At such time as the Obligations are Paid in Full, and as long as Borrower is not entitled to any further disbursements of the Loan hereunder, Lender shall, upon Borrower’s request and at Borrower’s expense, timely, execute and deliver to Borrower a release of the UCC-1 financing statement and Copyright Mortgage which Borrower may file with the United States Copyright Office, deliver to Borrower a form UCC-3 termination statement in respect of the Uniform Commercial Code Financing Statement to be filed by Borrower and execute and deliver or cause to be executed and delivered to Borrower any and all other instruments which Borrower may reasonably request from time to time to terminate and release Lender’s Security Interest hereunder and to effectuate the purposes and intent of this Section 4.4.
5.
REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement, Borrower agrees, represents, warrants, and covenants to Lender as follows, which agreements, representations and warranties shall survive the execution and delivery of this Agreement:
5.1
Organization, Etc. Borrower is a limited liability company in good standing duly organized under the laws of the State of Delaware and has the requisite power and authority to own its properties and to transact the business in which it is engaged in all places at which it engages in business. All actions heretofore taken and agreements heretofore entered into by Borrower in connection with the Collateral were duly authorized and constitute actions and obligations of Borrower. The chief office and principal place of business of Borrower and place where Borrower’s books and records are maintained is located at the address set forth on the signature page to this Agreement. Borrower shall notify Lender promptly upon any change in its chief office or principal place of business or of the place where its books and records are maintained.
5.2
Financial Statements. The Corporate Financial Documents are, in all material respects, accurate and correct, prepared in accordance with generally accepted accounting principles and accurately represent the financial status of Parent (Borrower warrants and represents that no such records exist for Borrower as a newly formed entity); no materially adverse changes have occurred since the dates of said documents; and no material liabilities, contingent or otherwise, not shown or contemplated on said documents exist. The Budget and cost reports furnished by Borrower to Lender in connection with the Picture were prepared in good faith. Lender acknowledges that there are uncertainties inherent in attempting to make estimates, projections and other forecasts and plans and that Lender is familiar with such uncertainties in the industry (provided that this acknowledgement shall not be deemed a waiver of any obligations on behalf of Borrower to provide estimates, projections and other forecasts and plans as accurately as reasonably possible and in good faith).
5.3
Power and Authority. Borrower has the power and authority to execute deliver and carry out the terms and provisions of this Agreement and to execute and deliver the Promissory Note, and all other Loan Documents, and has taken all necessary corporate action to authorize the execution and delivery of this Agreement, the borrowing hereunder, and the execution and delivery of the Promissory Note, and said other Loan Documents.
5.4
No Conflicts. Neither the execution and delivery of this Agreement, the Promissory Note or any other Loan Document, instrument or agreement to be executed pursuant hereto, nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions of the Promissory Note or any other Loan Document: (i) will violate any provision of law or of any applicable regulation, order or decree of any court or Governmental Authority, (ii) will conflict or will be inconsistent with, or will result in any breach of, any of the terms, covenants, conditions or provisions of any mortgage, indenture, deed of trust, agreement or other instrument to which Borrower is a party or by which it may be bound or to which it may be subject, for which Borrower has not already obtained consent, or (iii) will violate any provision of the certificate of formation pursuant to which Borrower was formed or any other organizational document thereof.
5.5
No Pending Legal Actions. There are no claims, actions, suits or proceedings, pending or threatened, against, affecting or relating to, Borrower or the Collateral before any court or governmental or administrative body or agency which might result in any Material Adverse Effect on the business, operations, properties or assets or in the condition, financial or otherwise, of Borrower or which would otherwise adversely affect the rights and Security Interest granted to Lender hereunder. Borrower is not in default under any applicable statute, rule, order or regulation of any Governmental Authority.
5.6
Binding Obligation. This Agreement, the Promissory Note, and each other Loan Document, when executed and delivered pursuant hereto, will constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with the respective terms hereof and thereof (except as may be limited by bankruptcy, insolvency, reorganization, or moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally).

5.7
First Priority Security Interest. Subject to the Permitted Encumbrances, this Agreement and the other Loan Documents to be executed and delivered to Lender hereunder will effect (upon due execution and delivery and after the proper recordation of those documents required to be recorded) a valid first priority security interest in favor of Lender in the Collateral (including, without limitation, the Proceeds).
5.8
No Other Consent. In connection with the execution, delivery, performance, validity and enforceability of this Agreement, and the Promissory Note or any other instrument, agreement, and document to be executed and delivered hereunder, no consent of any Person, except as has already been irrevocably obtained, and no consent, license, approval, authorization, registration or declaration with any Governmental Authority.
5.9
Principal Photography. Principal photography of the Picture (“Principal Photography”) commenced on or about January 22, 2024 (subject to exigencies of production and force majeure events).
5.10
Delivery Date. The Cineverse Distribution Agreement provides for an outside accepted delivery date of July 15, 2024, and Borrower shall not permit any extensions of this delivery date, except as agreed by the parties to the Cineverse Distribution Agreement and subject to the consent of the Lender, which consent shall not be unreasonably withheld or delayed.
5.11
Ownership. Borrower has ensured that, T3LLC currently owns or controls all motion picture and allied rights in and to the Screenplay and the copyright thereof, whether pursuant to a work-for-hire arrangement, assignment agreement or otherwise, as are necessary for the production, distribution, exhibition and exploitation of the Picture by all manner and means in all media throughout the universe in perpetuity, including, without limitation, all rights granted to the Distributors under the Distribution Agreements, free and clear and such rights, in whole or part, have not been pledged to any Person (subject to the Permitted Encumbrances). Borrower currently owns or controls all rights granted to Borrower under the Cineverse Distribution Agreement, free and clear and such rights, in whole or part, including, without limitation, all rights granted to any sub-distributors under the Distribution Agreements, and such rights have not been pledged to any Person except as set forth herein (and subject to the Permitted Encumbrances).
5.12
Borrower’s Acts; No Encumbrance. Borrower has not performed, nor will Borrower perform, any acts or execute any other instruments which prevent or could reasonably likely prevent Lender from deriving the full benefits of any of the terms or conditions of this Agreement. Borrower has verified that T3LLC has not performed, and has contractually restricted from T3LLC performing, any acts or execute any other instruments which prevent or could reasonably likely prevent Lender from deriving the full benefits of any of the terms or conditions of this Agreement.
5.13
Third Party Rights. Except as set forth in the Distribution Agreements, and as expressly acknowledged herein, and subject to the Permitted Encumbrances: (i) Borrower (and/or others on its behalf) has not transferred, assigned, or encumbered any rights heretofore (or hereafter to be) acquired by Borrower with respect to the Collateral; and (ii) no Person (other than Borrower and T3LLC) has any rights of any kind in or to the Collateral. No rights, property or interests exist or will be granted to any third party which are in any way inconsistent with or adversely affect Lender’s rights and/or Lender’s Security Interest under this Agreement.
5.14
No Litigation. No litigation, suits, proceedings or claims exist or are threatened relating to Borrower, the Cineverse Distribution Agreement, the Picture, or any rights therein or thereto or otherwise, which would have a Material Adverse Effect on the rights and Security Interest granted to Lender hereunder or the ability of Borrower to perform its obligations hereunder or under any other agreement to which it is a party which relates to the Collateral.
5.15
Distribution Agreements. The Distribution Agreements are in full force and effect as of the date hereof, and neither Borrower, T3LLC, nor the applicable Distributor are in default thereunder. Until such time as the Obligations are Paid in Full, including Default Interest, if any, Lender shall be entitled to approve all Distribution Agreements.
5.16
No Pending Insolvency Proceeding. No insolvency proceedings of any nature are now pending or threatened by or against Borrower. Borrower has also ensured that there is no insolvency proceedings of any nature now pending or threatened by or against Licensor.
5.17
Proceeds of Loan. None of the proceeds of the Loan shall be used, directly or indirectly, for any purpose other than for the payment of the Cineverse Advance and as expressly provided herein.
5.18
Representations with Respect to the Picture. Borrower shall contractually bind T3LLC to represent and warrant, and Borrower shall make all possible efforts to ensure, that the Picture as produced: (i) will be original and will not violate or infringe any copyright or any other rights whatsoever of any Person; (ii) will be produced and duly and timely delivered to the Distributors in accordance with the requirements of the Distribution Agreements (if any), and Borrower shall acquire all such rights (including, without limitation, all rights in and to the music of the Picture) as may be required by the Distribution Agreements and as may be necessary for the Distributors to fully exercise all rights granted to them under the Distribution Agreements; (iii) shall conform to the Screenplay except for minor deviations normally made by the director which do not materially change the storyline or result in an overall increase in the cost of the Picture; and (iv) shall receive an MPAA rating no more restrictive than “R”.
5.19
[Reserved].
5.20
Accurate Information. No written information, exhibit, or written report or the content of any schedule furnished by or on behalf of Borrower to Lender in connection with the Loan, or the Collateral, and no representation or statement made by Borrower in any Loan Document, contains any material misstatement of fact or omits the statement of a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances in which it was made. There is no fact presently known to Borrower which has not been disclosed to Lender which causes a Material Adverse Effect or could reasonably be expected to cause a Material Adverse Effect.
5.21
Timely Performance. Borrower will duly and timely perform all of its respective material obligations and agreements hereunder and under any other agreement to which it is a party and which relates to the Picture, including, without limitation, the Cineverse Distribution Agreement and all other Distribution Agreements subject to any force majeure provisions therein contained.
5.22
Conditions Precedent. Except as waived in writing by the Lender, Borrower warrants and represents that all Conditions Precedent have been satisfied as of the date hereof.
5.23
Agreement Approval. Borrower has reviewed and accepted the terms and parties engaged in the post-production agreements, payroll agreement, and line producer agreement entered into by T3LLC with the relevant third parties for services in connection with the Picture.
5.24
Overages. With respect to any overages in excess of the Lender-approved Budget that may arise during post-production of the Picture, Borrower agrees and acknowledges that in furtherance of its obligations under this Agreement, it shall resolve such overages by, among other things, exercising all remedies available to it under the Distribution Agreements and at law. For the avoidance of doubt, in no event will the Borrower’s resolution of such overages be the responsibility of Lender, or have any impact on the Lender’s recoupment of the Indebtedness.

.

6.
CONDITIONS PRECEDENT. Notwithstanding anything to the contrary herein contained, Lender shall not be obligated to advance funds under the Loan unless all of the following conditions (each a “Condition Precedent,” and collectively, the “Conditions Precedent”) have been satisfied at the time of disbursement of the Loan (as specified below):
6.1
Chain-of-Title. Borrower has provided Lender with Chain-of-Title satisfactory to Lender and its counsel that T3LLC has the right to produce the Picture and such other chain of title documentation in form and substance satisfactory to Lender and its counsel as Lender may reasonably require.
6.2
Required Documents. There shall have been delivered to Lender the following documents, instruments and agreements (such documents, instruments and agreements to be executed to the extent they can be executed) in form and substance reasonably satisfactory to Lender and to Lender’s counsel:
6.2.1
Financing Statements. Uniform Commercial Code Financing Statements with respect to the Security Interest granted to Lender hereunder for all jurisdictions in which Lender, in its discretion, deems it necessary to file such Uniform Commercial Code Financing Statements to perfect the Security Interest;
6.2.2
Loan Documents. Copies of all Loan Documents duly executed by all parties thereto, together with all exhibits, schedules, attachments and supplementary documents thereto;
6.2.3
Insurance Certificates; Notice to Insurer. Insurance proposals with respect to the insurance coverages required to be obtained and maintained pursuant to Section 7.10 hereof, including, without limitation, any essential elements insurance, and a Notice to Insurer in form and substance approved by Lender delivered to all insurance providers;

6.2.4
UCC Security Search Reports. UCC report confirming that there are no filings of record which indicate that another Person has rights or a security interest in the Collateral hereunder, other than as expressly set forth herein, which would be inconsistent with the Security Interest granted to Lender hereunder;
6.2.5
Articles of Organization and Operating Agreement; Good Standing Certificates. A current and true copy of the certificate of Formation of Borrower and articles of organization of T3LLC, together with a certificate of the date of filing thereof and letter of good standing from the Delaware Secretary of State for Borrower and a letter of good standing from New Jersey for T3LLC, each, dated as of a recent date; a fully executed copy of the operating agreement of Borrower, executed by the sole member and manager(s) (as applicable) of Borrower; and a fully executed copy of the Operating Agreements of T3LLC;
6.2.6
Distribution Agreements. Copies of the Distribution Agreements, duly executed by T3LLC, sub-distributors and Borrower (or Sales Representative, as applicable), of which Lender shall have approval over all Distribution Agreements;
6.2.7
Cineverse Distribution Agreement. Fully executed copy of the Cineverse Distribution Agreement;
6.2.8
Borrowing Resolutions; Certificate of Incumbency. Certified copies of the resolutions of the members of Borrower, authorizing, as applicable, the execution, delivery and performance of this Agreement and the other Loan Documents, as well as all of the transactions contemplated hereby and thereby together with any member’s certificate (“Certificate of Incumbency”), dated as of a recent date, certifying as to the incumbency and signatures of the person(s) authorized to execute and deliver the applicable Loan Documents on behalf of Borrower;
6.2.9
Budget; Cash Flow Schedule; Screenplay. A copy of the Budget, as approved by Lender, the physical scheduling confirmations for the actors in the Actor Agreements, Production Schedule, Cash Flow Schedule, pitch deck, and Screenplay for the Picture, each in a form and substance approved by Lender;
6.2.10
SAG-AFTRA Residual Reserve. Lender’s approval of the final amount of the SAG-AFTRA residual reserve and confirmation of deposit thereof;
6.2.11
Intercreditor Agreement. The fully executed Intercreditor Agreement;
6.2.12
Borrowing Certificate. The Borrowing Certificate duly signed by Borrower;
6.2.13
Certificate of the Members. Duly signed certificate of the members of Borrower in form and substance satisfactory to Lender;
6.2.14
Production Agreements. Fully-executed copies of the Director Agreement, Actor Agreements, and Producer Agreements, each in in form and content approved by Lender;

6.2.15
Guilds Clearance. Written confirmation that the Picture had been cleared by all Guilds before commencement of principal photography;
6.2.16
Assignment of Proceeds. A fully executed Assignment of Proceeds between Lender and Borrower and all fully executed Assignment of Proceeds between Lender, Borrower and the applicable Distributor in connection with each Distribution Agreement;
6.2.17
[Reserved];
6.2.18
[Reserved];
6.2.19
All Corporate Financial Documents;
6.2.20
A fully executed Sales Representation Agreement between Sales Representative and T3LLC;
6.2.21
A fully executed Limited Guaranty between Parent and Lender, in form and substance approved by Lender;
6.2.22
[Reserved];
6.2.23
[Reserved];
6.2.24
Copyright Report. A copyright report on the Picture, dated as of a date no earlier than four (4) weeks prior to the date hereof;
6.2.25
Confirmation and proof of funding of a portion of the Cineverse Advance in an amount equal to Three Million Dollars ($3,000,000) to T3LLC pursuant to the Cineverse Distribution Agreement.
6.2.26
Miscellaneous. Such other documents as Lender may reasonably request in order to effect fully the purposes of this Agreement and/or the other Loan Documents, in form and substance approved by Lender.
6.3
No Waiver. For the avoidance of doubt, to the extent Lender advances any portion of the Loan without requiring satisfaction of one or more of the Conditions Precedent, such Condition(s) Precedent shall not be deemed waived unless expressly waived by Lender in a separate writing that expressly states such waiver; absent such express written waiver, Borrower shall remain obligated to satisfy all such Condition(s) Precedent as a condition to the advance of any remaining portion of the applicable Loan (and as a conditions subsequent in any event).
6.4
Event of Default. At the time of disbursement of any portion of the Loan (both before and after giving effect thereto), there shall exist no uncured Event of Default and no condition, event or act which with notice or lapse of time, or both, would constitute an Event of Default hereunder.

6.5
Representations and Warranties. All representations and warranties contained herein or otherwise made in writing in connection herewith shall be true and correct in all material respects with the same effect as though the representations and warranties had been made on the date of disbursement of each portion of the Loan.
6.6
Material Changes. There has been no Material Adverse Effect in connection with the Picture, including, without limitation, the Picture’s Budget, Picture elements, financing structure, timing of production (including post production) or T3LLC’s key production team.
6.7
Production and Post-Production Accountants. Lender’s due diligence and approval of the production accountant and post-production accountant, approval not to be unreasonably withheld, and Lender is reasonably satisfied that the production accountant has not failed to follow reasonable reporting standards and guidelines as defined by Lender and timely provided to Borrower, and the production accountant in writing.
6.8
Financial Condition of Borrower. No Material Adverse Effect in connection with the financial condition of Borrower has occurred at the time of the requested portion of the Loan. It is understood that this review shall be conducted by Lender in good faith in accordance with its customary practice.
6.9
Background Checks. Background checks performed on the officers of the Borrower that are executing Loan Documents are reasonably satisfactory to Lender.
6.10
Confirmation by Lender that the funds already spent and deposited into the Borrower Account by investors equals or exceeds the total amount required to complete and deliver the Picture per the Budget. For the avoidance of doubt, Lender will fund the Loan only after with all sources of funding have been deposited into the Borrower Account;
6.11
Confirmation by Lender that the Loan equals or exceeds the total amount needed for Borrower to perform its obligations under the Cineverse Distribution Agreement;
6.12
Proof that all of Borrower’s approvals and requirements included in all Distribution Agreements for the Picture have been strictly adhered to;
6.13
A fully executed CAMA, in form and substance approved by Lender.
6.14
Proof that Borrower or Parent has funded no less than Three Million Dollars ($3,000,000) to T3LLC in accordance with the Cineverse Distribution Agreement.
7.
AFFIRMATIVE COVENANTS. Borrower hereby covenants and agrees as follows:
7.1
Existence. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its company existence and comply in all material respects with all laws and regulations applicable to it.

7.2
Books and Records. Borrower shall maintain, at all times and in accordance with good and generally accepted accounting principles in the motion picture industry, true, full and complete books and records showing the financial transactions of Borrower, Parent and Affiliates (to the extent Borrower has access to or possession of the books and records of such Affiliate) pertaining to the Picture. Borrower shall permit Lender (or its designee) to examine and audit the same (at Lender’s sole cost and expense) for the purpose of verifying the Borrower’s obligations to Lender and compliance with its obligations under this Agreement upon thirty (30) Business Days’ prior written notice at such time(s) during reasonable business hours as Lender (or its designee) may request and to take excerpts therefrom and to make copies thereof only until the Obligations and Lender Royalties are Paid in Full. In the event the audit uncovers a material discrepancy unfavorable to Lender, Borrower shall pay the third-party out-of-pocket costs of any such audit. A discrepancy is material if the discrepancy is five percent (5%) or more between the amounts owed to Lender under any Loan Documents and the amounts actually paid to and received by Lender as of the date thereof. Lender’s examination and auditing rights hereunder shall extend for a period of twelve (12) months after the Payment Cap has been achieved. Until such time twelve (12) months after the Payment Cap has been achieved, all such books and records (or duplicates thereof) shall be maintained at Borrower’s principal place of business, and shall not be maintained in any other place without Lender’s prior written consent. Borrower shall notify Lender of the identity of the proposed post-production accountant for the Picture which shall be a regionally or nationally recognized accounting firm mutually agreed upon by Borrower and Lender.
7.3
Statements, Reports, Etc.
7.3.1
Until such time as the Obligations and Lender Royalties are Paid in Full and Borrower is not entitled to any further disbursements of the Loan hereunder, Borrower shall furnish or cause to be furnished to Lender in form reasonably satisfactory to Lender all material information in connection with the Picture owned, controlled by or in Borrower’s or Parent’s possession, as Lender may reasonably request, including, but not limited to, the following:
7.3.1.1
Copies of all bank statements and other financial information with respect to the Picture received by Borrower any Affiliated Person during the preceding financial quarter; and
7.3.1.2
Copies of all weekly production reports provided by Licensor to Borrower or any Affiliated Person, if any, indicating by Budget category all expenditures theretofore made by Borrower in connection with the Picture, the amount of cost overrun, if any, for the week immediately preceding submission of such report and the estimated cost to complete the Picture during the preceding financial quarter. Borrower’s failure to promptly provide such reports shall not constitute an Event of Default hereunder unless Borrower fails to provide same within ten (10) Business Days after any reasonable request therefor by Lender.
7.3.1.3
As soon as commercially practicable, status reports containing reasonable detail on material production activities provided by Licensor to Borrower or any Affiliated Person, including timeline to and budget for completion of preproduction, production, and post-production, as well as sales and distribution activities. This includes call-sheets, and discussion with third party vendors and financiers. Borrower must also provide Lender with all weekly cost reports provided by Licensor to

Borrower or any Affiliated Person during pre-production, production and weekly cost reports during post production.
7.3.1.4
No casual or inadvertent failure to comply with the reporting provisions set forth in this Section 7.3 shall be deemed a breach by Borrower, provided, that, in the event that Borrower fails to report in accordance with the terms of this Section 7.3 following written notice by the Lender, and fails to cure such Event of Default after notice and an opportunity to cure, then Five Hundred Dollars (US$500) shall be added to the Obligations for each such failure. For the avoidance of doubt, Borrower’s obligations set forth herein are material terms of this Agreement.
7.3.2
Borrower shall furnish or cause to be furnished to Lender in form reasonably satisfactory to Lender accounting reports following the release of the Picture on a quarterly basis for the first five (5) years in which revenues are received and on a semi-annual basis thereafter at the same times and in the same manner as set forth in the Cineverse Distribution Agreement, until such time as the Payment Cap is Paid in Full to Lender.
7.4
Notice of Legal Proceedings. Borrower shall promptly, upon becoming aware of the same, give written notice to Lender of all litigation, proceedings, controversies (which in any material way may adversely affect Lender’s rights and/or Lender’s Security Interest hereunder or under any documents referred to herein), material interruptions (i.e., events of force majeure), or material contract events (e.g., failure by a third party to perform required services) in the pre-production, production, post production or distribution of, or claims materially affecting the Collateral or any of the rights of Borrower or T3LLC with respect thereto, in each case only if and to the extent Borrower is actually aware or has received written notice thereof, and, where applicable, Borrower shall appear in and defend any and all such actions and proceedings and shall obtain and furnish to Lender from time to time, promptly following a written demand by Lender, all instruments, agreements, financial statements, documents, releases and subordinations of claims or liens as Lender may reasonably require, consistent with this Agreement, to maintain the priority of Lender’s Security Interest under this Agreement. In this regard, Borrower shall defend the Collateral against the claims and demands of all other parties claiming by, through or under Borrower, and will keep the Collateral free and clear from all security interests or other encumbrances created by, through or under Borrower, except the Security Interest created hereunder and those security interests expressly permitted hereunder.
7.5
Costs and Expenses; Taxes. After the occurrence of an Event of Default (which has not been cured by Borrower as provided herein), Borrower shall pay immediately upon demand by Lender all actual, reasonable out-of-pocket costs, expenses, and/or Indemnified Taxes incurred in connection with the enforcement of the rights of Lender hereunder or under the Promissory Note or any other Loan Document or otherwise in connection with the realization upon any Collateral. Such unpaid costs, expenses, and/or Indemnified Taxes (including court costs and reasonable outside attorneys’ fees) shall constitute part of the Obligations and shall be secured and recoupable and shall bear interest in the same manner as provided for in Section 2 hereof. Upon mutual written approval between Lender and Borrower, Lender shall have the right (and shall be authorized by Borrower) to make additional disbursements under the Loan for the repayment to Lender of all such amounts.

7.6
Performance; Copyright Registration. Borrower shall diligently and duly perform and observe all the terms, covenants and conditions on its part to be performed and observed under and pursuant to the Distribution Agreements, as applicable. Borrower shall use commercially reasonable efforts to cause T3LLC to make (as applicable), all necessary recordations and copyright filings with the US Copyright Office as Lender may reasonably require. Promptly upon completion of the Picture, Borrower shall notify Lender in writing and shall use commercially reasonable efforts to cause T3LLC to register the Picture with the United States Copyright Office. Borrower shall also give Lender prompt written notice each time Borrower has actual knowledge that the Screenplay and/or the Picture may acquire or become known by a new or different name or title.
7.7
Indemnity. Borrower shall, at all times, defend, indemnify, and hold Lender and Lender’s Affiliates and their respective shareholders, officers, directors, employees, representatives and agents harmless from and against any and all liabilities, claims, demands, causes of action, losses, damages, expenses (including, without limitation, reasonable outside attorneys’ fees), costs, settlements, judgments or recoveries (collectively, “Claims”), unless a court of competent jurisdiction determines in a final and non-appealable judgment that any such Claim results from Lender’s gross negligence, fraud or willful misconduct, arising out of or resulting from (i) any breach of the representations, warranties, agreements or covenants made by Borrower and Borrower’s Affiliates and their respective shareholders, officers, directors, employees, representatives and agents herein or any other Loan Document, (ii) any suit or proceeding of any kind or nature whatsoever against Lender arising from or connected with the transactions contemplated by this Agreement or any of the documents, instruments or agreements to be executed pursuant hereto or any of the rights and properties assigned to Lender hereunder directly related to the act or omissions of the Borrower, and/or (iii) without duplication by Borrower of the exercise of its obligation to defend the Collateral, any suit or proceeding that Lender may deem necessary or advisable to institute, in the name of Lender or Borrower or both, against any other Person for any reason whatsoever to protect the title and/or the rights of Lender hereunder, or any rights granted to Lender hereunder, including reasonable outside attorneys’ fees and court costs and all other reasonable out-of-pocket costs and expenses incurred by Lender in respect of its rights under this Section 7.7, all of which shall be charged to and paid by Borrower and shall be secured by Lender’s Security Interest in the Collateral. The foregoing indemnity shall survive repayment of the Obligations and the termination of this Agreement.
7.8
[Reserved (on a non-citable, non-precedential basis).
7.9
Notice of Events of Default. Borrower shall give Lender prompt written notice of all Events of Default under any of the terms or provisions of this Agreement and of any changes in management, litigation, or of any other matter which, in each case, has resulted in or may result in a Material Adverse Effect in connection with the financial condition or operation of Borrower.
7.10
Insurance.
7.10.1
“Producer’s Package” Coverage. Borrower shall uses commercially reasonable efforts to ensure that T3LLC shall at all times hereunder at its own cost and expense obtain and keep in full force and effect in amount, kind and form reasonably satisfactory to Lender and with insurers approved by Lender, the following types of insurance providing such coverage as is customarily provided by such types of insurance: Cast Insurance in an amount equal to at least the Commitment Amount covering the director, the director of photography and the principal cast members, among others; essential element coverage for all applicable parties (including, without limitation, the actors engaged via the Actor Agreements and director engaged via the Director Agreement) through completion of principal photography; Negative Insurance in an amount equal to the amount of the Budget and projected interest hereunder; Faulty Stock, Camera and Processing Insurance; Props, Sets and Wardrobe Insurance; Miscellaneous Equipment Insurance; Property Damage Liability Insurance; Worker’s Compensation Insurance and any insurance coverage required by applicable collective bargaining agreements.
7.10.2
Lender Named as Loss Payee. The Property Damage Liability Insurance and Borrower’s corporate policy insurance shall include Lender as a loss payee and include (i) a provision for the issuance to Lender of written notice of any cancellation of or material change in such insurance coverage which written notice shall be given to Lender not less than thirty (30) Business Days (ten (10) days in the event of non-payment of premium) in advance of such cancellation of or material change in such insurance coverage and (ii) customary waiver of subrogation language in form and substance acceptable to Lender.
7.10.3
Liability Insurance. Borrower shall use commercially reasonable efforts to ensure that T3LLC shall during the term of this Agreement at its own cost and expense obtain and keep in full force and effect and in an amount, kind and form reasonably satisfactory to Lender and with insurers approved by Lender the following types of liability insurance which shall provide such coverage as is customarily provided by such types of insurance:
7.10.3.1
Errors and Omissions Insurance covering, among other things, the legal liability and defense of the producer of the Picture against lawsuits alleging the unauthorized use of title, format, ideas, characters, plots, plagiarism, copyright infringement and unfair competition. Such insurance shall also protect against alleged libel, slander, defamation of character and invasion of privacy. The Errors and Omissions Insurance shall be in the minimum amount of One Million Dollars ($1,000,000) per occurrence and Three Million Dollars ($3,000,000) in the aggregate, with a deductible of Fifty Thousand Dollars ($50,000) per occurrence and a period of coverage of not less than three (3) years from the date of commencement of Principal Photography of the Picture.
7.10.3.2
Comprehensive Liability Insurance covering production of the Picture against, among other things, all claims for bodily injury, personal injury or property damage which arise in connection with the Picture, including, without limitation, coverage for all owned, non-owned and hired vehicles (both on and off camera) with minimum liability limits of One Million Dollars ($1,000,000).
7.10.4
Naming Lender as “Additional Insured”. The insurance enumerated in Section 7.10 shall name Lender (and their agents, officers, directors and employees) as an additional insured thereunder and shall (i) provide for the issuance to Lender of written notice of any cancellation of or material change in any such insurance coverage which written notice shall be given to Lender not less than thirty days (30) days (ten (10) days in the case of non-payment of premium) in advance of such cancellation of or material change in such insurance coverage and (ii) include customary waiver of subrogation language in form and substance acceptable to Lender.
7.10.5
Payment of Premiums. The policies of insurance (or the Certificates of Insurance reflecting that such coverage is in effect) referred to in this Section 7.10 shall (a) contain an endorsement which negates the “other insurance” clause in said policies and a statement that the insurance being provided is primary and any insurance carried by a Lender is neither primary nor contributory and (b) be delivered to Lender. Lender shall not have any liability to pay for any premiums or calls with respect to any of the insurance policies referred to in this Section 7.10.
7.11
Reconciliation of Statements. Upon the reasonable request of Lender, Borrower shall promptly furnish to Lender a reconciliation of information concerning any discrepancy with respect to any item in any summary or statement of revenues paid and payable by Distributors or any other Person under a Distribution Agreement, and Borrower further agrees that, if Lender in its good faith business judgment believes that an Event of Default may have occurred, Lender shall invoke its audit rights set forth in Section 7.2 hereunder.
7.12
Legal Compliance. Borrower shall comply in all material respects with all applicable laws with regard to the production of the Picture including, without limitation, the Fair Labor Standards Act.
7.13
Services. Borrower shall, at all times hereunder, maintain its corporate existence and perform its obligations under the Distribution Agreement.
7.14
Liens. Borrower shall defend the Collateral against any and all liens, claims, encumbrances and security interests excluding only the Permitted Encumbrances. At its own expense, Borrower shall perform, and shall use it commercially reasonable efforts to cause T3LLC to perform (as applicable), all steps reasonably requested by Lender to perfect, maintain, protect, and enforce Lender’s Security Interest and lien in the Collateral granted hereunder or in any Loan Document, including, without limitation: (a) executing, filing, recording, and refiling such financing statements, continuation statements, copyright mortgages, deeds of charge, and copyright assignments, and (b) taking such other steps as Lender may deem reasonably necessary or appropriate and wherever required or permitted by law in order to perfect or preserve the Lender’s first priority, where applicable, Security Interest and lien in the Collateral.
7.15
Reserved.
7.16
Payments from Distributors. At all times (including, without limitation, after the occurrence of an Event of Default hereunder) prior to the Payment in Full of the Obligations and Lender Royalties hereunder, Borrower shall supervise and monitor the performance of and payments from Distributors under the Distribution Agreements, and Borrower shall keep true, full and complete books and records of such payments and of all production costs of the Picture, which books and records shall be in accordance with good and generally accepted accounting practices in the motion picture industry. Until such time as the Obligations are Paid in Full under this Agreement and the Assignment of Proceeds between Lender, Borrower, and any sub-distributor have been fully executed, Borrower shall pay or cause to be paid all amounts payable to Borrower under any Distribution Agreement or from any other exploitation of the Picture in good and collected funds in Dollars, directly to the Collection Account for the benefit of Lender. If any sub-distributor shall pay any such amounts to Borrower, Borrower shall receive such amounts as trustee for Lender and promptly upon receipt thereof shall remit such amounts (or cause such amounts to be remitted) to the Collection Account for the benefit of Lender. For clarity, Proceeds paid to the Collection Account shall not be credited against the Obligations until received by Lender in the Lender Account.
7.17
Use of Proceeds. Borrower shall use the proceeds of the Loan to finance the Cineverse Advance pursuant to the Cineverse Distribution Agreement.
7.18
Premiere; One Sheet; Press Release. Borrower shall provide, or shall use reasonable commercial efforts to cause the applicable domestic distributor of the Picture to provide, Lender with six (6) tickets to the U.S. premiere of the Picture, if any; provided that any failure to so provide such tickets shall not be a breach hereof. Borrower shall provide Lender with one (1) high quality “one-sheets” (or electronic file thereof) for the Picture, if any, which Lender may use for its own marketing purposes, subject to any third party obligations or contractual restrictions. Borrower shall use commercially reasonable good faith efforts to mention “BondIt Media Capital” as a financier and Lender’s designated executive producers in any press releases regarding the Picture.
7.19
Credits.
7.19.1
In consideration of Lender’s Sponsorship Activities (as set forth in Section 10 below), Lender shall, in the Domestic Territory, receive an animated logo credit on screen, on all positive prints of the Picture, in the main titles of the Picture, grouped with the other logo credits, and in the opening of all trailers and teasers, and where any other animated logos are shown, for BondIt Media Capital; and a separate text credit for Lender’s name in the main titles of the Picture, and in the billing block of paid ads, whenever the billing block is used, substantially in the form of “In Association with BondIt Media Capital,” in both cases in a size of type no smaller than the average size of type used to accord credit to any other financier of the Picture.
7.19.2
Lender shall receive two (2) executive producer credits designated by Lender in Lender’s sole discretion (Matthew Helderman and Luke Taylor after hereby approved), on screen, on all positive prints of the Picture, in the main titles of the Picture (i.e., wherever all producer credits appear), and in all paid ads and billing blocks, on a shared card shared only with each other and Borrower’s executive producer credits (provided Lender’s executive producers will be adjacent to each other), in each case consistent with the rights granted to Borrower in the Cineverse Distribution Agreement.
7.19.3
Borrower will use commercially reasonable good faith efforts to mention BondIt Media Capital in all social media posts, tagging “@BondIt” on Facebook, “@Bondit_film” on Twitter, and “@bonditmedia” on Instagram; and tagging the respective executive producers as provided in Section 7.19.3 above on LinkedIn, provided, however, that failure to do so after making such best faith efforts shall not be deemed a breach of this Agreement.

7.19.4
All other aspects of the above credits shall be in Borrower’s sole discretion. No casual or inadvertent failure to comply with the credit provisions set forth in this Section 7.19 shall be deemed a breach by Borrower provided that upon receipt of written notice from Lender of Borrower’s failure to properly accord credit as specified herein, Borrower shall take such commercially reasonable good faith steps as are reasonably practicable to cure such failure on a prospective basis except with respect to any materials already in existence.
7.20
Legal Fee Commitment. Borrower acknowledges that, in committing to make the Loan, Lender may be prevented from accepting other potential funding opportunities. In the event that, through no material fault of Lender: (i) Borrower does not proceed with the Loan for any reason, then, as consideration of Lender’s commitment to make the Loan, Borrower agrees to pay a fee to Lender the Twenty Thousand Dollars ($20,000) of the Legal Fee. Payment by Borrower hereunder shall be made concurrently with written notice that Borrower is not proceeding with the Loan or within five (5) Business Days of the date hereof.
7.21
Payment Confirmation and Acknowledgement. Borrower shall provide Lender with confirmation and proof of funding of the proceeds of the Loan to finance the Cineverse Advance pursuant to the Cineverse Distribution Agreement.
7.22
Copyright Mortgage. Borrower shall use good faith efforts to have Lender included as a party to the joint Copyright Mortgage to be executed by Borrower and T3LLC. Notwithstanding the foregoing, in the event that T3LLC is unwilling to execute a joint Copyright Mortgage with Lender, Borrower shall promptly assign such Copyright Mortgage to Lender or enter into a copyright mortgage in substantially similar form as the Copyright Mortgage, for the benefit of Lender.
8.
NEGATIVE COVENANTS.
8.1
Written Consent. Borrower hereby covenants and agrees that, so long as this Agreement is in effect and until the Obligations hereunder are Paid in Full, Borrower will not, and will not authorize any Person (including T3LLC) to, without first having procured the written consent of Lender:
8.1.1
Terminate, amend, alter or modify, or consent to or permit the termination, amendment, alteration or modification of any agreement referred to herein or forming part of Lender’s Security Interest in any manner, or enter into any other alteration, modification or other agreement, that would adversely affect or lessen any of the rights granted to Lender under this Agreement or any Loan Documents;
8.1.2
Wind up, liquidate or dissolve its affairs, or sell, lease, license, transfer, or otherwise dispose of or grant an interest in all or a substantial part of its properties and assets, or change its company or trade name or modify its company existence;
8.1.3
Create, assume or suffer to exist any security interest, mortgage, pledge, encumbrance, assignment, lien or charge of any kind upon the Collateral including, without limitation, the Picture or the Proceeds (other than the Permitted Encumbrances);

8.1.4
Except as provided in Section 4 of this Agreement, and subject to the Permitted Encumbrances, otherwise sell, assign, encumber, grant a security interest in, transfer or allocate any or all of the Collateral (including, without limitation, the Proceeds) to any Person other than Lender;
8.1.5
Permit any Proceeds to be applied to any tax liability for which Borrower is liable; or
8.1.6
Establish any bank account owned or controlled by Borrower, in whole or in part, other than the Collection Account, as applicable.
8.2
[Reserved].
9.
EVENTS OF DEFAULT.
9.1
Specified Events of Default. Each of the following specified events hereby constitutes and is herein referred to individually as an “Event of Default,” it being understood that an Event of Default shall not be deemed to have occurred until the cure period set forth in the applicable Section below, if any, shall have expired, other than with respect to the calculation of Default Interest if such Event of Default is not cured within the applicable cure period hereunder or in the relevant agreement:
9.1.1
Borrower’s failure to make (or cause to be made) any payments to Lender hereunder when the same are due, including, without limitation, payment of the Indebtedness (including Default Interest, if any) by the Maturity Date; or
9.1.2
Borrower’s interference or failure to exercise commercially reasonable efforts to cause T3LLC to maintain (or cause to be maintained) in full force and effect the policies of insurance as provided in Section 7.10 hereof for the full periods required by Lender; provided, however, if a policy is terminated for some reason other than by a default of Borrower, Borrower shall have five (5) Business Days to reinstate or replace such policy; or
9.1.3
Except as already set forth in Section 9.1.1 and Section 9.1.2, default and continuance thereof in the due and timely observance or performance of the material terms, provisions, other material covenants, representations, warranties, conditions, agreements or obligations of Borrower contained in this Agreement, the Promissory Note, any Loan Documents (including, without limitation, the Copyright Mortgage) and Borrower has failed to cure such default within the earlier of five (5) Business Days or as otherwise specified in the applicable Loan Document after Borrower receives written notice thereof from Lender or any officer of Borrower becomes aware thereof; or
9.1.4
Borrower’s failure to perform or observe, in a due and timely manner, any material terms, provisions, covenants, conditions, agreements, or obligations contained in the Distribution Agreements, including, without limitation, the Cineverse Distribution Agreement; or

9.1.5
If any Uniform Commercial Code Financing Statement, Corporate Financial Statement delivered by Borrower hereunder or pursuant hereto shall be false or untrue on the date made; or
9.1.6
Default of any third party (including, without limitation, T3LLC) hereto in the observance or performance by such party of any material term, covenant, condition, warranty or representation made or agreed to in any agreement referred to herein or secured by Lender’s Security Interest hereunder which Lender reasonably believes could cause a Material Adverse Effect on the Collateral and/or Lender’s Security Interest hereunder, including, without limitation, the Picture’s production accountant and post-production accountant’s failure to perform its obligations under the terms of any applicable agreement; or
9.1.7
Suspension by Borrower or T3LLC of its business operations; or
9.1.8
If any warrant of attachment, execution or other writ in an aggregate amount of greater than One Hundred Thousand Dollars (US$100,000) shall be issued or levied upon the proceeds payable pursuant to any agreement referred to herein or secured by Lender’s Security Interest hereunder, and such attachment, execution or other writ shall remain undischarged and unstayed for a period in excess of thirty (30) days or Borrower shall fail to post (or cause to be posted) an indemnity bond for the maximum liability pursuant to any such attachment, execution or other writ; or
9.1.9
If Borrower should become insolvent; or should be unable to pay its debts as they mature (including Borrower’s failure to pay the Indebtedness); or should make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties or assets, or should file a voluntary petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors; or should file an answer admitting the jurisdiction of any court and the material allegations of an involuntary petition filed pursuant to any change in law relating to bankruptcy or reorganization; or should join in any such petition for an adjudication or for a reorganization or other arrangement; or should become or be adjudicated a bankrupt; or should apply for or consent to the appointment of or consent that an order be made appointing any receiver or trustee for itself or for any of its properties, assets or business; or if an order should be entered pursuant to any change in law relating to bankruptcy or reorganization; or if a receiver or a trustee should be appointed otherwise than upon its own application or consent for all or a substantial part of its properties, assets or business and any such receiver or trustee so appointed is not discharged within sixty (60) days after the date of such appointment; or if an involuntary petition is filed and not dismissed, stayed or bonded within sixty (60) days after the date of such petition; or
9.1.10
If there shall exist and continue, a Material Adverse Effect; or
9.1.11
If final judgment or judgments for the payment of money aggregating in excess of One Hundred Thousand Dollars (US$100,000) shall be entered or affirmed by a court against Borrower, and Borrower shall not discharge the same or provide for its or their discharge in accordance with its or their terms or procure a stay of execution thereof within sixty (60) days from the date of entry thereof; or
9.1.12
If any Loan Document shall cease to be in full force and effect (other than as approved by Lender in writing and such termination of the Loan Document was not due to a default or breach thereof); or
9.1.13
If Borrower shall default under any Loan Document and such default is not cured with the proscribed cure period thereunder, if any; or
9.1.14
If Borrower abandons the distribution of the Picture or breaches the Cineverse Distribution Agreement, including, without limitation, failure to fund the Cineverse Advance in accordance with the terms of the Cineverse Distribution Agreement; or
9.1.15
To the extent Borrower possesses rights thereto, if Borrower authorizes any material change in the Budget, financing structure, timing of production, including post production, or the key production team or key cast of the Picture (i.e., the actors engaged via the Actor Agreements are no longer cast as lead actors) unless approved by Lender in writing prior to such authorization; or
9.1.16
Any act of Borrower which contributes to the failure of T3LLC to complete Principal Photography for the Picture in material conformity with the in-going Budget, Production Schedule, and the Lender-approved Cash Flow Schedule, on a line-item by line-item basis; or
9.1.17
Borrower’s failure to adhere to Lender’s approval rights as expressly set forth in this Agreement, except where waived by Lender in writing in its sole discretion; or
9.1.18
The failure of Borrower to effect delivery of the Picture to sub-distributors in accordance with the terms and conditions of the relevant Distribution Agreements; or
9.1.19
If Borrower takes any action that shall directly cause or shall reasonably be expected to cause T3LLC’s failure to fully fund the costs of production of the Picture in accordance with the Cash Flow Schedule; or
9.1.20
Borrower receiving any other form of debt financing relating to the Picture without Lender’s express written approval at Lender’s sole discretion, provided that Borrower can receive additional debt financing without Borrower’s written approval if such additional debt financing is fully subordinate to Lender and subject to the Permitted Encumbrances; or
9.1.21
[Reserved]; or
9.1.22
Borrower’s failure to pay the Lender Royalties in the same manner and at the same time as the Royalties as set forth in the Cineverse Distribution Agreement; or

9.1.23
There being any material changes to the status of any Conditions Precedent without Lender’s prior written authorization.
9.2
Remedies. Upon the occurrence and continuation of any of the Events of Default set forth in Section 9.1 hereof, subject to any applicable cure period, all Indebtedness shall immediately become due and payable. At Lender’s option, upon the occurrence of any other Event of Default, and at any time thereafter if such Event of Default shall then be continuing:
9.2.1
Unless such Event of Default is cured within the time period (if any) provided for hereunder, Lender may terminate its obligations to advance funds to Borrower and/or the Indebtedness may, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower, be forthwith called due and payable, if not otherwise then due and payable (anything herein or in the Promissory Note or other Loan Document contained to the contrary notwithstanding) and the Maturity Date shall be accelerated accordingly.
9.2.2
Lender may, in addition to any other rights or remedies available to it hereunder or under any other Loan Document (notwithstanding any requirements to the contrary under the UCC or any other applicable law, all of which are hereby waived by Borrower to fullest extent allowed by law), at law or in equity, take such action, without notice or demand, as it reasonably deems advisable to protect and enforce its rights against Borrower and in and to the Collateral, including, but not limited to, the following actions, each of which may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting any other rights and remedies of Lender hereunder, at law or in equity: (i) declare all or any portion of the unpaid Indebtedness to be immediately due and payable; (ii) bring an action to foreclose any Security Interest, and/or, subject to the Intercreditor Agreement, the Limited Guaranty and thereupon Lender may (A) exercise all rights and powers of Borrower with respect to the Collateral or any part thereof whether in the name of Borrower or otherwise and (B) apply the receipts from the Collateral to the payment of the Indebtedness, after deducting therefrom all expenses (including, without limitation, reasonable attorneys’ fees and disbursements and all applicable transfer taxes) reasonably incurred in connection therewith, as well as just and reasonable compensation for the services of Lender’s third-party agents; (iii) sell the Collateral or institute proceedings for the complete foreclosure of any Security Interest and/or Limited Guaranty, or take such other action as may be allowed at law or in equity, for the enforcement of this Agreement or the other Loan Documents; or (iv) pursue any or all such other rights or remedies as Lender may have under applicable law or in equity (including, without limitation, all rights and remedies to a secured party under the UCC); provided, however, that the provisions of this Section shall not be construed to extend or modify any of the notice requirements or grace periods provided for hereunder or under any of the other Loan Documents.
9.2.3
Lender may, at its option, engage other professionals or experts to exercise or discharge any of its rights or obligations hereunder. The reasonable amounts payable to such others by Lender shall be recoupable by Lender and secured as provided in Section 7.5 hereof.
9.2.4
The rights of Lender hereunder shall not be conditioned or contingent upon the pursuit by Lender of any other right or remedy against Borrower or any guarantor of any of the

Indebtedness, or against any other Person which may be or become liable in respect of all or any part of the Indebtedness or against any other collateral security therefor, guarantee thereof or right of offset with respect thereto. Neither Lender nor any of its nominees or designees shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall they be under any obligation to sell or otherwise dispose of any Collateral upon the request of Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.
9.2.5
Following the occurrence and during the continuance of an Event of Default, Lender may, at its election, and in addition to any other remedies available hereunder, in its sole and absolute discretion, no such duty being imposed hereby, pay, purchase, contest or compromise any encumbrance, charge or lien which is prior or superior to its security interest in the Collateral and pay all reasonable expenses incurred therewith (any payment or expense so incurred shall be deemed a part of the Indebtedness and shall be immediately due and payable and secured hereby), all of which shall be deemed authorized by Borrower. All such expenses not paid when due shall accrue interest at the Default Interest rate.
9.2.6
Any time during the continuance of an Event of Default and subject to the terms in this Agreement, Lender shall have the power to sell the Collateral or any part thereof at public auction, in such manner, at such time and place, upon such terms and conditions, and upon such public notice as Lender may deem best for the interest of Lender, or as may be required or permitted by applicable law.
9.2.7
No recovery of any judgment by Lender and no levy of an execution under any judgment upon the Collateral or upon any other property of Borrower shall release the lien of this Agreement and the other Loan Documents upon the Collateral or any part thereof, or any liens, rights, powers or remedies of Lender hereunder, but such liens, rights, powers and remedies of Lender shall continue unimpaired until all Obligations under the Promissory Note, this Agreement and the other Loan Documents are Paid in Full.
9.2.8
Following the occurrence of an Event of Default, upon the exercise by Lender of any power, right, privilege, or remedy pursuant to this Agreement which requires any consent, approval, registration, qualification, or authorization of any Governmental Authority, Borrower agrees to execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, assignments and other documents and papers that Lender or any purchaser of the Collateral may be required to obtain for such governmental consent, approval, registration, qualification, or authorization and Lender is hereby irrevocably appointed the true and lawful attorney-in-fact of Borrower (coupled with an interest), in its name and stead, to execute all such applications, certificates, instruments, assignments and other documents and papers.
9.3
Attorney-in-Fact. Borrower hereby irrevocably designates, constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution and with full and irrevocable power (which power shall be deemed coupled with an interest), in the place and stead of Borrower and in the name of Borrower, Lender, or both of them, at any time or from time to time in the sole discretion of Lender: (i) to take over and complete distribution of the Picture pursuant to the Cineverse Distribution

Agreement and to lease, license, sell or otherwise dispose of the Picture and/or such distribution rights in and to the Picture and such rights therein as have not been disposed of on the date of such default by Borrower as permitted hereunder (or to engage others to do so with the reasonable costs and expenses thereof to be recoupable by Lender as provided in Section 7.5 and 7.7 hereof); (ii) to negotiate such lease, license, sale or other agreements and to enter into such agreements on behalf of Borrower on such terms and conditions (not in conflict with the terms and conditions of such agreements consistent with this Agreement with respect to the Collateral only as have theretofore been entered into by Borrower and which Lender has been made aware of) as Lender deems appropriate; (iii) to renegotiate Distribution Agreements or such other agreements as Lender has a Security Interest in pursuant to Section 4 hereof as Lender in its sole and exclusive discretion deems proper; (iv) to require, demand, collect, receive, settle, adjust, compromise and to give acquittances and receipts for the payment of any and all monies payable pursuant to the Distribution Agreements or such other agreements as Lender has a Security Interest in pursuant to Section 4 hereof and such licenses and agreements as Lender may enter into as aforesaid; (v) to file any claims and/or proofs of claim, to commence, maintain or discontinue any actions, suits or other proceedings deemed by Lender advisable for the purpose of collecting or enforcing payment of any such monies against the Collateral only; (vi) to endorse any checks, drafts or other orders or instruments for the payment of monies payable to Borrower in connection with the Collateral only which shall be issued in respect of such monies; (vii) to execute any and all such instruments, agreements or documents consistent herewith as may be necessary or desirable in the premises, and Lender shall promptly provide copies to Borrower of such instruments, agreements or documents so executed upon written request of Borrower, provided that failure to so provide such copies of documents shall not be a default hereunder; (viii) to apply any receipts so derived as herein provided; (ix) to exercise all rights available to it under the UCC; and (x) to have a receiver appointed and to sell the Collateral at a public or private sale. Lender, however, shall not be obligated to make any demand or present or file any claim or take any action authorized hereby. Borrower shall gather up and deliver to Lender all materials, books, records, documents and things of any nature required by Lender in the exercise of its rights hereunder upon Lender’s reasonable request. Notwithstanding the foregoing, the Lender agrees that it shall not exercise its rights under this Section 9.3 unless an Event of Default has occurred and is continuing and/or if the exercise of such rights restrain or interfere with the production, completion, exhibition, advertising, promotion, marketing and/or exploitation of the Picture in any manner whatsoever.
9.4
No Conditions Precedent to Exercise of Lender’s Remedies. Borrower waives any and all legal requirements, to the extent permitted by applicable law, that Lender institute any action or proceeding at law or in equity against Borrower or any other party or exhaust its remedies against Borrower or any other party in respect of any other security held by Lender for the Indebtedness or any portion thereof as a condition precedent to exercising its right and remedies pursuant to this Agreement or the other Loan Documents.
9.5
Proceeds of Collateral. All Proceeds of the Collateral received by Borrower shall be promptly either (i) delivered to Lender, in the same form as received, with the addition only of such endorsements and assignments as may be necessary to transfer title to Lender, and pending such delivery, such Proceeds shall be held in trust for Lender, or (ii) deposited into the Collection Account for the benefit of Lender. Such Proceeds shall be applied to the Indebtedness in such order and manner as Lender shall direct in its sole discretion.

9.6
Reserved.
9.7
Rights and Remedies Continue. Until the Indebtedness shall have been Paid in Full, all rights, powers and remedies granted to Lender under this Agreement shall continue to exist and may be exercised by Lender at any time and from time to time irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations or that the liability of Borrower therefor may have ceased other than as provided for herein.
9.8
Right to Terminate Proceedings. Lender may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided herein at any time before the conclusion thereof, as determined in Lender’s sole discretion and without prejudice to Lender.
9.9
No Waiver or Release. The failure of Lender to exercise any right, remedy or option provided in the Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation contained in the Loan Documents. No acceptance by Lender of any payment after the occurrence of an Event of Default and no payment by Lender of any payment or obligation for which Borrower is liable hereunder shall be deemed to waive or cure any Event of Default. No sale of all or any portion of the Collateral, no forbearance on the part of Lender, and no extension of time for the payment of the whole or any portion of the Loan or any other indulgence given by Lender to Borrower or any other Person, shall operate to release or in any manner affect the interest of Lender in the Collateral or the liability of Borrower to pay the Indebtedness. No waiver by Lender shall be effective unless it is in writing and then only to the extent specifically stated.
9.10
No Impairment; No Releases. The interests and rights of Lender under the Loan Documents shall not be impaired by any indulgence, including (a) any renewal, extension or modification which Lender may grant with respect to any of the Loan, (b) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant with respect to the Loan Documents or any portion thereof or (c) any forbearance, release or indulgence granted to any maker, endorser, or surety of any of the Loan.
9.11
Interest After Default. If any amount due under the Promissory Note, this Agreement or any of the other Loan Documents is not paid within any applicable notice and grace period after same is due, whether such date is the stated due date, any accelerated due date or any other date or at any other time specified under any of the terms hereof or thereof, then, in such event, Borrower shall pay interest on the amount not so paid from and after the date on which Borrower received notice that such amount became due at the Default Interest rate; and such interest shall be due and payable at such rate until the earlier of the cure of all Events of Default or the payment of the entire Indebtedness due to Lender, whether or not any action shall have been taken or proceeding commenced to recover the same or to foreclose this Agreement. All unpaid and accrued interest shall be secured by this Agreement as part of the Indebtedness. Nothing in this Section or in any other provision of this Agreement shall constitute an extension of the time for payment of the Indebtedness.
9.12
Cost of Defending and Upholding Lien. If any action or proceeding is commenced to which Lender is made a party relating to the Loan Documents and/or the Collateral or Lender’s interest therein or in which it becomes necessary to defend or uphold the lien of this Agreement or any other Loan

Document, Borrower shall, on demand, reimburse Lender for all expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Lender in connection therewith, and such sum, together with interest thereon at the Default Interest rate from and after such demand until fully paid, shall constitute a part of the Obligations.
9.13
Recovery of Sums Required To Be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Indebtedness as the same become due and payable hereunder (after the expiration of any grace period or the giving of any notice herein provided, if any), without regard to whether or not the balance of the Indebtedness shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for one or more Event of Default by Borrower existing at the time such earlier action was commenced.
9.14
Control By Lender After Default. Notwithstanding the appointment of any custodian, receiver, liquidator or trustee of Borrower, or of any of its property, or of the Collateral or any part thereof, to the extent permitted by law and the terms in this Agreement, Lender shall be entitled to obtain possession and control of all Collateral.
10.
LENDER SPONSORSHIP COVENANTS.
10.1
Sponsorship Activities. Lender shall sponsor Borrower’s distribution of the Picture as Follows:
10.1.1
Including the Picture in the email newsletter of Lender and Lender’s affiliates during Borrower’s initial theatrical release of the Picture;
10.1.2
Including the Picture in Lender’s website (https://bondit.us/ or such successor thereto) commencing on the start of the Picture’s its initial US theatrical release and continuing for twelve (12) months;
10.1.3
Issuing a joint press release with Borrower, which such press release shall be subject to the mutual approval of Lender and Borrower;
10.1.4
Commencing on the start of the Picture’s its initial US theatrical release and continuing for twelve (12) months, including the Picture in Lender’s booth at film festivals and markets at which Lender has a booth; and
10.1.5
Borrower shall have the right, but not the obligation, to reference Lender as a “sponsor” of the Picture in any or all of Borrower’s marketing, advertising and/or promotion of the Picture.
11.
MISCELLANEOUS.
11.1
Notices. All notices, requests, demands or other communications to the respective parties hereto shall be in writing and shall be deemed to have been given when received by the party to which sent and shall be addressed to Lender or Borrower, as the case may be, at their respective addresses shown under their signatures hereto. A courtesy copy of each notice sent by Borrower to Lender shall be sent to Ramo Law PC, 315 S. Beverly Drive, Suite 210, Beverly Hills, CA 90212, Email: zev@ramolaw.com, Attn: Zev Raben, Esq.. A courtesy copy of each notice sent by Lender to Borrower shall be sent to Attn: Gary Loffredo, 2355 Westwood Blvd., #779, Los Angeles, CA 90064 and Email: gloffredo@cineverse.com. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any further notice or demand in the same, similar or other circumstances.
11.2
No Waiver; Amendments in Writing. Except as expressly provided herein to the contrary, no failure of, nor any delay on the part of, Lender or Borrower in exercising any right, power or privilege hereunder, or under any agreement, contract, indenture, document or instrument mentioned herein, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder, or under any agreement, contract, indenture, document or instrument mentioned herein, preclude other or further exercise thereof or the exercise of any other right, power or privilege; nor shall any waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned herein, constitute a waiver of any other right, power, privilege or default or constitute a waiver of any other default of the same or of any other term or provision. All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law or equity. Any amendment, modification or other change of this Agreement must be in writing and signed by the parties hereto.
11.3
Governing Law. This Agreement and the rights and obligations of the parties hereunder and under the documents executed on or about the date hereof shall be construed in accordance with and be governed by the laws of the State of California. California law shall govern (i) the validity and interpretation of the Agreement, (ii) the performance of the parties of their respective obligations hereunder, and (iii) all other causes of action (whether sounding in contract or in tort) arising out of or relating to this Agreement or the termination of this Agreement.
11.4
Disputes and Consent to Jurisdiction. Pursuant to, and in accordance with, California law (or any successor statute thereto), the Borrower and the Lender, irrevocably (a) agree that any suit, action or other legal proceeding arising out of or relating to this Agreement or the other Loan Documents shall be brought and filed in, and be subject to in the exclusive jurisdiction of, a court of record of the State of California located in the City and County of Los Angeles or in the United States District Court for the Central District of the State of California located in the City and County of Los Angeles, (b) consent to the jurisdiction of each such court in any such suit, action or proceeding, and (c) waive any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Nothing herein shall affect the right of the Lender to bring any suit, action or proceeding against the Borrower or its property in the courts of any other jurisdiction. Borrower hereby consents to service of process by registered mail at the address to which notices are to be given. Borrower agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of Lender. Final judgment against Borrower in any such action, suit or proceeding shall be conclusive, and may be enforced in other jurisdictions (i) by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of Borrower therein described or (ii) in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that Lender may at its option bring suit, or institute other judicial proceedings against Borrower or any of its assets in any state or Federal court of the United States or of any country or place where Borrower or such assets may be found. Borrower further covenants and agrees that so long as this Agreement shall be in effect, it shall maintain a duly appointed agent for the receipt and acceptance on its behalf of service of summons and other legal processes (and Borrower hereby appoints Gary Loffredo, 2355 Westwood Blvd., #779, Los Angeles, CA 90064 and Email: gloffredo@cineverse.com, as its attorney-in-fact to receive service of the process in any action, suit or proceeding with respect to which Borrower has submitted to jurisdiction, as set forth above), and upon failure to do so the clerk of each court to whose jurisdiction it has submitted shall be deemed to be its designated agent upon whom such process may be served on its behalf, and notification by the attorney for plaintiff, complainant or petitioner therein by mail or confirmed transmission by facsimile (with confirmation provided by the sender’s facsimile machine) or by e-mail (unless the sender has received a failure delivery notice and with confirmation of transmission provided by the sender’s e-mail) to Borrower of the filing of such suit, action or proceeding shall be deemed sufficient notice thereof.
11.5
Successors and Assigns. Lender may invite third parties to participate in the Loan without the consent, but with notice to Borrower; provided, however, that, Borrower shall continue to make all payments due hereunder directly to Lender. Borrower may not assign any of its rights or obligations hereunder without the prior written consent of Lender and any purported assignment shall be void and of no force or effect. This Agreement shall be binding upon and inure to the benefit of Borrower and its permitted successors and assigns and Lender and its successors and assigns. Borrower hereby acknowledges that Lender, without the consent of Borrower (but with notice to Borrower) may sell, transfer and otherwise assign all of Lender’s rights in this Agreement and the other Loan Documents including, without limitation, its rights in the Collection Account and the Collateral and Borrower shall execute any documents reasonably necessary or desirable by Lender to acknowledge any such assignee of Lender. For greater certainty, in the event of any sale, transfer of assignment by Lender as contemplated in this Section, Lender shall be entitled to use the Power of Attorney granted in connection with this Agreement upon the occurrence and continuation of an Event of Default.
11.6
Severability. In case any one or more of the provisions hereof should be invalid, illegal or unenforceable in any respect, such provision(s) shall be curtailed and limited only to the extent necessary to bring it within the legal requirements and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
11.7
Waiver of Jury Trial; Waiver with Respect to Damages, Etc. To the extent permissible by law, Borrower and Lender each waives their respective rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this agreement or the transactions contemplated hereby, in any action, proceeding or other litigation of any type brought by any of the parties against any other party or any agent-related person, participant or assignee, whether with respect to contract claims, tort claims, or otherwise. Borrower and Lender each agree that any such claim or cause of action shall be tried by a court trial without a jury. Without limiting the foregoing, the parties further agree that their respective right to a trial by jury is waived by operation of this Section as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this agreement or any provision hereof. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement.

Nothing in this Agreement shall be deemed to apply to or limit the Lender’s right to (i) to exercise self-help remedies such as (but not limited to) setoff, (ii) foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (iii) obtain from a court provisional or ancillary remedies (including, without limitation, injunctive relief, a writ of possession, prejudgment attachment, a protective order or the appointment of a receiver), or (iv) pursue its rights against any person in a third-party proceeding in any action brought against the Lender (including, without limitation, actions in bankruptcy court). The Lender may exercise the rights set forth in this Section before, during or after the pendency of any other proceeding.

THE LENDER DOES NOT HAVE A FIDUCIARY RELATIONSHIP WITH, OR FIDUCIARY DUTY TO, THE BORROWER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND THE RELATIONSHIP BETWEEN THE LENDER AND THE BORROWER IN CONNECTION THEREWITH IS SOLELY THAT OF CREDITOR AND DEBTOR.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES SHALL NOT ASSERT, AND THE PARTIES HEREBY WAIVE, ANY CLAIMS AGAINST THE OTHER PARTY ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER FUNDAMENTAL AGREEMENTS, ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

11.8
Entire Agreement; Counterparts. This Agreement, the Promissory Note and the other Loan Documents shall constitute the entire agreement between the parties hereto with respect to the Loan and shall supersede all other agreements written or oral with respect thereto, including, but not limited to, the Term Sheet between the parties dated January 8, 2024 (“Term Sheet”). In the event of a conflict between the provisions of this Agreement and the provisions of any other Loan Document, the provisions of this Agreement shall control and prevail. This Agreement may be executed in two counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement transmitted electronically in either a Tagged Image Format File (“TIFF”) or Portable Document Format (“PDF”) shall be equally effective as delivery of a manually executed counterpart of this Agreement. No party has relied on any representation and/or warranty not expressly set forth herein. The parties agree that the electronic signature of a party to this Agreement (or any amendment or supplement of this Agreement) or any counterpart page to this Agreement shall be as valid as an original signature of such party and shall be effective to bind such party to this Agreement. The parties agree that any electronically signed document (including this Agreement) shall be deemed (i) to be “written” or “in writing,” (ii) to have been signed, and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files. Such paper copies or “printouts”, if introduced as evidence in any judicial, arbitral, mediation or administrative proceeding, will be admissible as between the parties to the same extent and under the same conditions as other original business records created and maintained in documentary form. Neither party shall contest the admissibility of true and accurate copies of electronically signed documents on the basis of the best evidence rule or as not satisfying the business records exception to the hearsay rule.
11.9
Confidentiality/Non-Disparagement. The terms of this Agreement are strictly confidential and Borrower agrees not to disclose the terms contained herein to any third party without the prior written consent of Lender, except that Borrower may disclose such terms to its officers, directors, attorneys, other advisors, and governmental entities if and as required by law or legal proceeding, and other parties with a right to access such information, including Guilds or parties required by law. Each party agrees not to make disparaging remarks about the other, either orally or in writing to any Person that is not a party to this Agreement, of any facts or opinions which may disparage or harm the reputation of Lender and/or the Picture. For purposes of this Agreement, the term “disparaging” means to criticize, denigrate, or otherwise cast in a negative light. The Parties agree that this non-disparagement clause is a material term of this Agreement. Nothing in the preceding disparagement provision shall limit the Borrower’s right in enforcing its rights under any Loan Document.
11.10
No Third Party Beneficiaries. This Agreement is not made for the benefit of any third party or parties. Without limiting the generality of the foregoing, Lender and Borrower do not intend by the inclusion of references to payments to various third persons, in the definition of Permitted Encumbrances or otherwise, to give rise to any rights as a third party beneficiary in such persons herein or under any of the agreements referenced in the definition of Permitted Encumbrances or elsewhere in this Agreement, except as expressly stated in the Intercreditor Agreement.
11.11
Relationship of Parties. The relationship between Borrower and Lender hereunder is solely that of debtor and creditor, expressly not that of joint venture or partner, and Lender has no fiduciary or other special relationship with Borrower, and no term or provision of any of the Loan Documents shall be construed so as to deem the relationship between Borrower, on the one hand, and Lender, on the other hand, to be other than that of debtor and creditor. Borrower acknowledges and agrees that Lender shall be entitled to transaction with any Affiliate of Lender or other third party in connection with the Loan, this Agreement, or any Loan Documents at Lender’s sole discretion.
11.12
Setoff. Nothing in this Agreement shall be deemed to constitute a waiver or prohibition of Lender’s right of banker’s lien or setoff and Borrower hereby expressly acknowledges that Lender has such right, it being understood and agreed that Lender shall not use the Loan to set off against any non-Picture related obligations of Borrower to Lender. Upon the occurrence and continuation of an Event of Default, the Lender and its Affiliates may, at any time and from time to time, without notice to the Borrower or any other Person (any such notice being expressly waived), set off and appropriate and apply, against and on account of, any obligations and liabilities of the Borrower to the Lender or its Affiliates, whether or not arising under or connected with this Agreement or the Loan Documents and without regard to whether or not the Lender shall have made any demand therefor and although such obligations and liabilities may be contingent or unmatured and regardless of currency, place of payment or booking office thereof, any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, but not including trust accounts) and any other Indebtedness or other payment obligation at any time held or owing by the Lender or its Affiliates to or for the credit or the account of the Borrower, whether or not arising under or connected with this Agreement or the Loan Documents, whether or not matured, whether or not contingent and regardless of the currency, place of payment or booking office thereof.
11.13
Publicity. All promotional news releases, publicity or advertising by Lender or Borrower or its Affiliates through any media intended to reach the general public shall not refer to the Loan Documents or the financing evidenced by the Loan Documents, or to Lender or to any of its Affiliates or to Borrower and its Affiliates, without the prior written approval of Lender and Borrower, as applicable, in each instance, granted or withheld in the applicable party’s sole discretion. Lender shall be authorized to provide information relating to the Collateral, the Loan and matters relating thereto to rating agencies, underwriters, potential securities investors, investors and potential investors, potential purchasers of the Loan or any interest therein, auditors, regulatory authorities and to any Persons which may be entitled to such information by operation of law and may use basic transaction information (including, without limitation, the name of Borrower, the name and address of a project and the Loan amount) in press releases or other marketing materials.
11.14
Exhibits and Schedules Incorporated. The information set forth on the cover hereof, and the exhibits and schedules attached hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.
11.15
Severable Provisions. Each of the parties to this Agreement intend that each provision in this Agreement comport with all applicable requirements of law. However, if all or any portion of any provision or provisions of the Loan Documents including, without limitation, the Promissory Note or this Agreement, is or are found by a court of competent jurisdiction to be in violation of any applicable statute, regulation, administrative or judicial decision or public policy, and if such court should declare such portion, provision or provisions of this Agreement to be invalid, unlawful, void or unenforceable as written, then it is the express intent of each of the parties hereto that the obligations, rights and interests of the respective parties under the remainder of this Agreement shall continue in full force and effect and such portion, provision or provisions which is held or determined to be invalid, unlawful, void or unenforceable as written shall, nonetheless, be enforced and binding to the fullest extent permitted by law as though such portion, provision or provisions had been written in such a manner and to such an extent as to be valid, lawful and enforceable under the circumstances.
11.16
Further Acts, Etc. Borrower will, at Borrower’s expenses (but without (1) increase in the obligations or decrease in the rights of Borrower under the Loan Documents, and (2) imposition of any liability on Borrower any of their Affiliates that does not exists pursuant to the Loan Documents), do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require for the better assuring, conveying, assigning, transferring, and confirming unto Lender the Security Interests, granted, bargained, sold, alienated, transferred, conveyed, confirmed, pledged, assigned and hypothecated, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement and, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments to evidence more effectively the lien hereof upon the Collateral. Without limiting the generality and the caveats of the foregoing, Borrower will: (i) if any Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to Lender hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Lender Agreement; (ii) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable and as Lender may request, in order to perfect and preserve the security interest granted or purported to be granted by Borrower hereunder; (iii) take all action necessary to ensure that Lender has control of any Collateral consisting of deposit accounts, electronic chattel paper, investment property and letter-of-credit rights as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC; and (iv) deliver to Lender evidence that all other action that Lender may reasonably deem necessary or desirable in order to perfect and protect the security interest granted or purported to be granted by Borrower under this Agreement has been taken. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of protecting, perfecting, preserving and realizing upon the Security Interests granted pursuant to this Agreement and to effect the intent hereof, all as fully and effectually as Borrower might or could do; and Borrower hereby ratifies all that Lender shall lawfully do or cause to be done by virtue hereof. Lender shall provide Borrower with five (5) day (reducible to two (2) days during exigencies) advance written notice of Lender’s intent to use the power of attorney, provided that inadvertent failure to do so shall not be a breach of this Agreement and shall not invalidate or render unenforceable any actions taken by Lender pursuant to the Power of Attorney. Upon Borrower’s satisfaction of all of Borrower’s obligations under the Loan Documents, including but not limited to Payment in Full of the Indebtedness, the Power of Attorney shall immediately terminate. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Promissory Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Promissory Note or other applicable Loan Document, Borrower will issue, in lieu thereof, a replacement Promissory Note or other applicable Loan Document, dated the date of such lost, stolen, destroyed or mutilated Promissory Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.
11.17
Cumulative Rights. The rights, powers and remedies of Lender under this Agreement shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled, subject to the terms of this Agreement, to every right and remedy now or hereafter afforded by law or of the Loan Documents.
11.18
Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable legal requirements, permitted to waive the giving of notice. Without limiting the generality of the foregoing, Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, as well as any and all other notices to which it might otherwise be entitled except as provided in the previous sentence and explicitly in this Agreement.
11.19
No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
11.20
Reserved.
11.21
Headings; Construction of Documents, Etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof. Borrower acknowledges that it was represented by competent counsel in connection with the negotiation and drafting of this Agreement and the other Loan Documents and that neither this Agreement nor the other Loan Documents shall be subject to the principle of construing the meaning against the Person who drafted same.
11.22
Sole Discretion of Lender. Whenever Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole and reasonable discretion of Lender and shall be final and conclusive, except as may be otherwise specifically provided herein.
11.23
APPLICABLE LAW. THIS AGREEMENT WAS NEGOTIATED IN CALIFORNIA, AND MADE BY BORROWER AND ACCEPTED BY LENDER IN THE STATE OF CALIFORNIA (THE “STATE”), AND THE PROCEEDS OF THE PROMISSORY NOTE WERE DISBURSED FROM THE STATE, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY. IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT OTHER THAN THE UCC-1 FINANCING STATEMENT(S) (WHICH SHALL BE GOVERNED BY THE LAW OF THE APPLICABLE STATE[S] IN WHICH IT IS FILED) AND ANY DISPUTES OR CONTROVERSIES ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE AND APPLICABLE FEDERAL LAW, WITHOUT REGARD TO CHOICE OF LAW RULES.
11.24
Actions and Proceedings. Lender has the right to appear in and defend any action or proceeding brought with respect to the Collateral in its own name or, if required by any applicable law or, if in Lender’s reasonable judgment, it is necessary, in the name and on behalf of Borrower, which Lender believes will adversely affect the Collateral or this Agreement and to bring any action or proceedings, in its name or in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Promissory Note, this Agreement, and the other Loan Documents.
11.25
Usury Laws. This Agreement and the Promissory Note are subject to the express condition, and it is the expressed intent of the parties, that at no time shall Borrower be obligated or required to pay interest on the principal balance due under the Promissory Note at a rate which could subject the holder of the Promissory Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by law to contract or agree to pay. If by the terms of this Agreement or the Promissory Note, Borrower is at any time required or obligated to pay interest on the principal balance due under the Promissory Note at a rate in excess of such maximum rate, such rate of interest shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Promissory Note. No application to the principal balance of the Promissory Note pursuant to this Section shall give rise to any requirement to pay any prepayment fee or charge of any kind due hereunder, if any.
11.26
Remedies of Borrower. In the event that a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where by law or under the Promissory Note, this Agreement or the Loan Documents, it has an obligation to act reasonably or promptly, Lender shall not be liable for any monetary damages, and Borrower’s remedies shall be limited to injunctive relief or declaratory judgment.
11.27
Offsets, Counterclaims and Defenses Upon Assignment. Any assignee of this Agreement and the Promissory Note shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Promissory Note or this Agreement which Borrower may otherwise have against any assignor of this Agreement and the Promissory Note and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon this Agreement or the Promissory Note and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.
11.28
Restoration of Rights. In case Lender shall have proceeded to enforce any right under this Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely (except in the case of a final determination or order of a court of competent jurisdiction), then, in every such case, Borrower and Lender shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the Security Interest hereof.
11.29
Waiver of Statute of Limitations. The pleadings of any statute of limitations as a defense to any and all obligations secured by this Agreement are hereby waived to the full extent permitted by law.
11.30
Advances. This Agreement shall cover any and all advances made pursuant to the Loan Documents, rearrangements and renewals of the Loan or Indebtedness and all extensions in the time of payment thereof, even though such advances, extensions or renewals be evidenced by new promissory notes or other instruments hereafter executed and irrespective of whether filed or recorded. Likewise, the execution of this Agreement shall not impair or affect any other security which may be given to secure the payment of the Commitment Amount, and all such additional security shall be considered as cumulative. The taking of additional security, execution of partial releases of the security, or any extension of time of payment of the Indebtedness shall not diminish the force, effect or lien of this Agreement and shall not affect or impair the liability of Borrower and shall not affect or impair the liability of any maker, surety, or endorser for the payment of the Indebtedness.

11.31
Application of Default Rate Not a Waiver. Application of the Default Interest rate shall not be deemed to constitute a waiver of any Event of Default or any rights or remedies of Lender under this Agreement, any other Loan Document or applicable law, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Interest rate may be invoked.
11.32
Reinstatement. This Agreement and each other Loan Document shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Indebtedness or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Borrower, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Indebtedness shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
11.33
Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the Effective Date.

“BORROWER” “LENDER”

Cineverse Terrifier LLC 244 Fifth Avenue, Suite M289 New York, NY 10001 Attn: Gary Loffredo	BondIt LLC 1639 11th Street, Unit 160 Santa Monica, CA 90404 Attn: Matthew Helderman

_/s/ Chris McGurk _/s/ Matthew Helderman

By: Chris McGurk By: Matthew Helderman

Its: Authorized Agent Its: Authorized Signatory

EXHIBIT “A”

[Assignment of Proceeds]

EXHIBIT “B”

[Budget]

EXHIBIT “C”

[Copyright Mortgage]

EXHIBIT “D”

[Borrowing Certificate]

EXHIBIT “E”

[Promissory Note]